Exhibit 10.1

Published CUSIP Numbers:
Deal: 22279UAJ0
Revolver: 22279UAK7
SIXTH AMENDED AND RESTATED CREDIT AGREEMENT
dated as of April 1, 2026,
among
COUSINS PROPERTIES LP,
as the Borrower,
COUSINS PROPERTIES INCORPORATED,
as the Parent,
JPMORGAN CHASE BANK, N.A.,
as Syndication Agent and an L/C Issuer,
BANK OF AMERICA, N.A.,
as Administrative Agent and an L/C Issuer,
TRUIST BANK,
as an L/C Issuer,
PNC BANK, NATIONAL ASSOCIATION,
as an L/C Issuer,

TRUIST BANK,
PNC BANK, NATIONAL ASSOCIATION,
MORGAN STANLEY BANK, N.A.,
U.S. BANK NATIONAL ASSOCIATION,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
and
TD BANK, NATIONAL ASSOCIATION
as Documentation Agents,
and
THE OTHER LENDERS PARTY HERETO
J.P. MORGAN CHASE BANK, N.A.,
BOFA SECURITIES, INC.,
TRUIST SECURITIES, INC.,
and
PNC CAPITAL MARKETS LLC
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS
Page
I.    DEFINITIONS AND ACCOUNTING TERMS    1
1.01    DEFINED TERMS    1
1.02    OTHER INTERPRETIVE PROVISIONS    35
1.03    ACCOUNTING TERMS.    36
1.04    ROUNDING    36
1.05    REFERENCES TO AGREEMENTS AND LAWS    37
1.06    TIMES OF DAY    37
1.07    LETTER OF CREDIT AMOUNTS    37
1.08    INTEREST RATES    37
II.    THE COMMITMENTS AND CREDIT EXTENSIONS.    37
2.01    REVOLVING CREDIT LOANS    37
2.02    BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.    38
2.03    LETTERS OF CREDIT.    40
2.04    PREPAYMENTS.    48
2.05    TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS; INCREASES OF FACILITIES.    49
2.06    REPAYMENT OF LOANS    52
2.07    INTEREST.    52
2.08    FEES    53
2.09    COMPUTATION OF INTEREST AND FEES; RETROACTIVE ADJUSTMENTS OF APPLICABLE RATES.    53
2.10    EVIDENCE OF DEBT.    54
2.11    PAYMENTS GENERALLY; ADMINISTRATIVE AGENT’S CLAWBACK.    54
2.12    SHARING OF PAYMENTS    56
2.13    MATURITY DATES.    57
    i

2.14    CASH COLLATERAL.    57
2.15    DEFAULTING LENDERS.    58
2.16    TAX DRIVEN LEASE TRANSACTIONS    60
III.    TAXES, YIELD PROTECTION AND ILLEGALITY.    61
3.01    TAXES.    61
3.02    ILLEGALITY    64
3.03    INABILITY TO DETERMINE RATES    65
3.04    INCREASED COST; REDUCED RETURN; CAPITAL ADEQUACY; RESERVES.    67
3.05    COMPENSATION FOR LOSSES    69
3.06    MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.    69
3.07    SURVIVAL    69
IV.    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.    70
4.01    CONDITIONS OF INITIAL CREDIT EXTENSION    70
4.02    CONDITIONS TO ALL CREDIT EXTENSIONS    72
V.    REPRESENTATIONS AND WARRANTIES    72
5.01    EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS    72
5.02    AUTHORIZATION; NO CONTRAVENTION    72
5.03    GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS    73
5.04    BINDING EFFECT    73
5.05    FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.    73
5.06    LITIGATION    74
5.07    NO DEFAULT    74
5.08    OWNERSHIP OF PROPERTY; LIENS    74
5.09    ENVIRONMENTAL COMPLIANCE    74
5.10    INSURANCE    74

5.11    TAXES    74
5.12    ERISA COMPLIANCE.    74
5.13    CONSOLIDATED ENTITIES; REIT STATUS    75
5.14    MARGIN REGULATIONS; INVESTMENT COMPANY ACT.    75
5.15    DISCLOSURE    75
5.16    COMPLIANCE WITH LAWS    76
5.17    INTELLECTUAL PROPERTY; LICENSES, ETC    76
5.18    TAXPAYER IDENTIFICATION NUMBER    76
5.19    BURDENSOME AGREEMENTS    76
5.20    OFAC    76
5.21    ANTI-CORRUPTION AND ANTI-MONEY LAUNDERING LAWS    76
5.22    AFFECTED FINANCIAL INSTITUTIONS    77
5.23    COVERED ENTITY    77
5.24    OUTBOUND INVESTMENT RULES    77
VI.    AFFIRMATIVE COVENANTS    77
6.01    FINANCIAL STATEMENTS    77
6.02    CERTIFICATES; OTHER INFORMATION    78
6.03    NOTICES    79
6.04    PAYMENT OF OBLIGATIONS    79
6.05    PRESERVATION OF EXISTENCE, ETC    80
6.06    MAINTENANCE OF PROPERTIES    80
6.07    MAINTENANCE OF INSURANCE    80
6.08    COMPLIANCE WITH LAWS    80
6.09    BOOKS AND RECORDS.    80
6.10    INSPECTION RIGHTS    80
6.11    USE OF PROCEEDS    81

6.12    ANTI-CORRUPTION LAWS; SANCTIONS    81
VII.    NEGATIVE COVENANTS    81
7.01    LIENS    81
7.02    INVESTMENTS    81
7.03    INDEBTEDNESS    82
7.04    FUNDAMENTAL CHANGES    82
7.05    DISPOSITIONS    83
7.06    RESTRICTED PAYMENTS    83
7.07    TRANSACTIONS WITH AFFILIATES    84
7.08    BURDENSOME AGREEMENTS    84
7.09    USE OF PROCEEDS    84
7.10    FINANCIAL COVENANTS.    84
7.11    PREPAYMENT OF OTHER INDEBTEDNESS, ETC    85
7.12    ORGANIZATION DOCUMENTS; SUBSIDIARIES    85
7.13    TAX DRIVEN LEASE TRANSACTIONS    85
7.14    SANCTIONS    85
7.15    ANTI-CORRUPTION AND ANTI-MONEY LAUNDERING LAWS    86
7.16    OUTBOUND INVESTMENT RULES    86
VIII.    EVENTS OF DEFAULT AND REMEDIES.    86
8.01    EVENTS OF DEFAULT    86
8.02    REMEDIES UPON EVENT OF DEFAULT    88
8.03    APPLICATION OF FUNDS    88
IX.    ADMINISTRATIVE AGENT.    89
9.01    APPOINTMENT AND AUTHORIZATION OF THE ADMINISTRATIVE AGENT.    89
9.02    RIGHTS AS A LENDER    90

9.03    EXCULPATORY PROVISIONS    90
9.04    RELIANCE BY THE ADMINISTRATIVE AGENT    91
9.05    DELEGATION OF DUTIES    91
9.06    RESIGNATION OF THE ADMINISTRATIVE AGENT    91
9.07    NON-RELIANCE ON THE ADMINISTRATIVE AGENT, THE ARRANGERS AND THE OTHER LENDERS    93
9.08    NO OTHER DUTIES, ETC    93
9.09    ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM    93
9.10    ERISA.    94
9.11    RECOVERY OF ERRONEOUS PAYMENTS    95
X.    MISCELLANEOUS.    96
10.01    AMENDMENTS, ETC    96
10.02    NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.    97
10.03    NO WAIVER; CUMULATIVE REMEDIES    99
10.04    EXPENSES; INDEMNITY; DAMAGE WAIVER.    100
10.05    PAYMENTS SET ASIDE    102
10.06    SUCCESSORS AND ASSIGNS.    102
10.07    CONFIDENTIALITY    106
10.08    SET-OFF    107
10.09    INTEREST RATE LIMITATION    108
10.10    INTEGRATION    108
10.11    SURVIVAL OF REPRESENTATIONS AND WARRANTIES    108
10.12    SEVERABILITY    108
10.13    REPLACEMENT OF LENDERS    109
10.14    GOVERNING LAW.    109
10.15    WAIVER OF RIGHT TO TRIAL BY JURY    110
    v

10.16    NO ADVISORY OR FIDUCIARY RESPONSIBILITY    110
10.17    ELECTRONIC EXECUTION; ELECTRONIC RECORDS; COUNTERPARTS    111
10.18    USA PATRIOT ACT NOTICE    112
10.19    ATTORNEYS’ FEES    112
10.20    EXISTING CREDIT AGREEMENT    112
10.21    ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF AFFECTED FINANCIAL INSTITUTIONS    112
10.22    ACKNOWLEDGMENT REGARDING ANY SUPPORTED QFCS    113
XI.    GUARANTY.    114
11.01    THE GUARANTY    114
11.02    OBLIGATIONS UNCONDITIONAL    114
11.03    REINSTATEMENT    115
11.04    CERTAIN ADDITIONAL WAIVERS    115
11.05    REMEDIES    115
11.06    RIGHTS OF CONTRIBUTION AND SUBROGATION    116
11.07    GUARANTEE OF PAYMENT; CONTINUING GUARANTEE    116

SCHEDULES
SCHEDULE 1.01(a)	Existing Letters of Credit
SCHEDULE 1.01(b)	Investment Entities
SCHEDULE 1.01(c)	Tax Driven Lease Transactions
SCHEDULE 2.01	Revolving Credit Commitments; Pro Rata Shares
SCHEDULE 2.01(a)	Letter of Credit Commitments
SCHEDULE 5.06	Litigation
SCHEDULE 5.09	Environmental Matters
SCHEDULE 5.12	ERISA Matters
SCHEDULE 5.13	Consolidated Entities and Other Equity Investments
SCHEDULE 5.17	Intellectual Property Matters
SCHEDULE 10.02	Administrative Agent’s Office; Certain Addresses for Notices
EXHIBITS
EXHIBIT A	Form of Revolving Loan Notice
EXHIBIT B	Form of Revolving Credit Note
EXHIBIT C	Form of Compliance Certificate
EXHIBIT D	Form of Assignment and Assumption
EXHIBIT E-1 to E-4	Forms of U.S. Tax Compliance Certificates
EXHIBIT F	Form of Term Loan Notice

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT
This SIXTH AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of April 1, 2026, among COUSINS PROPERTIES LP, a Delaware limited partnership (the “Borrower”), COUSINS PROPERTIES INCORPORATED, a Georgia corporation (the “Parent”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), JPMORGAN CHASE BANK, N.A., as Syndication Agent and an L/C Issuer, BANK OF AMERICA, N.A., as Administrative Agent and an L/C Issuer, TRUIST BANK, as an L/C Issuer, and PNC BANK, NATIONAL ASSOCIATION, as an L/C Issuer.
RECITALS:
WHEREAS, the Borrower, the Parent, each lender party thereto, the Administrative Agent and certain other agents are parties to that certain Fifth Amended and Restated Credit Agreement, dated as of May 2, 2022 (as amended to the date hereof, the “Existing Credit Agreement”); and
WHEREAS, the Borrower and the Parent have requested that the Lenders amend and restate the Existing Credit Agreement to, among other things, modify certain interest rates and covenants, and the Lenders are willing to do so on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
I.DEFINITIONS AND ACCOUNTING TERMS.
1.01Defined Terms
. As used in this Agreement, the following terms shall have the meanings set forth below:
“Act” has the meaning specified in Section 10.18.
“Additional Lender” has the meaning specified in Section 2.05(b).
“Adjusted Consolidated EBITDA” means, for any period, an amount equal to (a) Consolidated EBITDA for such period, less (b) a deemed capital expenditures reserve deduction equal to, on an annual basis, (i) $0.35 per rentable square foot of all Income Producing Assets (or any portion thereof) which constitute office space; (ii) $0.15 per rentable square foot of all Income Producing Assets (or any portion thereof) which constitute retail space; (iii) $200.00 per unit for all Income Producing Assets (or any portion thereof) which constitute apartments and (iv) with respect to any asset approved by the Administrative Agent pursuant to the proviso in the definition of “Applicable Capitalization Rate” such commercially reasonable reserve as agreed to between the Borrower and the Administrative Agent.
“Adjusted Consolidated Unencumbered EBITDA” means, for any period, that portion of Adjusted Consolidated EBITDA for such period generated by Unencumbered Properties (following deductions for deemed capital expenditure reserves applicable to such Unencumbered Properties as set forth in the definition of Adjusted Consolidated EBITDA).
“Administrative Agent” or “Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.
“Agent-Related Persons” means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, BofA Securities), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
“Aggregate Revolving Credit Commitments” means the aggregate Revolving Credit Commitments of all the Revolving Credit Lenders, as adjusted from time to time in accordance with the terms of this Agreement. The Aggregate Revolving Credit Commitments as of the Closing Date shall be $1,200,000,000.
“Agreement” means this Sixth Amended and Restated Credit Agreement, as the same may be amended, restated, supplemented or modified from time to time in accordance with its terms.
“Applicable Capitalization Rate” means (i) 6.00% for office properties, (ii) 5.75% for multi-family properties, and (iii) 7.00% for retail properties, in each case, for Income Producing Assets; provided that, in order for any Income Producing Assets to be included in calculations under this Agreement which are not office assets, retail assets or apartment assets, such Income Producing Assets must be approved for inclusion by the Administrative Agent.
“Applicable Law” means, as to any Person, all Applicable Laws binding upon such Person or to which such a Person is subject.
“Applicable Rate” means, from time to time, for the purposes of calculating (a) the interest rates applicable to Term SOFR Rate Loans and Daily SOFR Rate Loans for the purposes of Section 2.07, (b) the interest rate applicable to Base Rate Loans for the purposes of Section 2.07, (c) the Letter of Credit Fee for the purposes of Section 2.03(i), (d) the facility fee for the purposes of Section 2.08(a) or (e) payments to be made in connection with Section 2.09(b), the percentages per annum set forth in the table below opposite the Debt Rating of the Parent by S&P and Moody’s. For the purpose of clarity, in the case of a split, multiple split, one or no rating, the following shall apply: in the case of a split rating, the higher rating will apply; in the case of a multiple split rating, the rating that is one level lower than the higher rating will apply; if there is only one rating, the rating one level lower than such rating will apply; and if there is no rating, the lowest rating set forth below will apply:

Applicable Rate for the Revolving Credit Facility:
Pricing Level	S&P / Moody’s Rating	Term SOFR Rate Loans and Daily SOFR Rate Loans; Letter of Credit Fee	Base Rate Loans	Facility Fee
1	A- / A3	0.675%	0.000%	0.125%
2	BBB+ / Baal	0.725%	0.000%	0.150%
3	BBB / Baa2	0.800%	0.000%	0.200%
4	BBB- / Baa3	1.000%	0.000%	0.250%
5	< BBB- / Baa3 or unrated	1.350%	0.350%	0.300%

Notwithstanding the foregoing, (i) if the Consolidated Leverage Ratio is less than or equal to 32% and the Debt Ratings from S&P and Moody’s are BBB+ / Baa1, respectively, then Pricing Level 1 shall apply, (ii) if the Consolidated Leverage Ratio is less than or equal to 35% and the Debt Ratings from S&P and Moody’s are BBB / Baa2, respectively, then Pricing Level 2 shall apply, and (iii) if the Consolidated Leverage Ratio is less than or equal to 35% and the Debt Ratings from S&P and Moody’s are BBB- / Baa3, respectively, then Pricing Level 3 shall apply.
Any increase or decrease in the Applicable Rate resulting from a change in the Parent’s Debt Rating(s) shall become effective as of the first Business Day immediately following the date on which the Administrative Agent is notified of such change in writing.
“Appropriate Lender” means, at any time, (a) with respect to the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Revolving Credit Loan, respectively, at such time, (b) with respect to the Letter of Credit Sublimit, (i) the applicable L/C Issuer(s) and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a) the Revolving Credit Lenders, and (c) with respect to any Incremental Term Facility, a Lender that has any Commitment with respect to such Facility or holds any Term Loan, respectively, at such time.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger-Related Persons” means the Arrangers together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
“Arrangers” means a collective reference to JPMorgan Chase Bank, N.A., BofA Securities, Inc., Truist Securities, Inc., and PNC Capital Markets in their capacity as Joint Lead Arrangers and Joint Bookrunners and “Arranger” means any one of them.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.
“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease. Notwithstanding the foregoing, Attributable Indebtedness shall not include the Attributable Indebtedness of Investment Entities except to the extent any other Unconsolidated Entity or Consolidated Entity is liable for the same (disregarding any liability with respect to customary recourse carve-outs applicable to any non-recourse secured Attributable Indebtedness and disregarding any general partnership liability of the Designated Entities).
“Audited Financial Statements” means the audited consolidated balance sheet of the Parent and the Consolidated Entities (including the Borrower), on a consolidated basis, for the calendar year ended December 31, 2025, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such calendar year of such Persons, including the notes thereto.
“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date for the Revolving Credit Facility, (b) the date of termination of the Aggregate Revolving Credit Commitments pursuant to Section 2.05, and (c) the date of termination of the Revolving Credit Commitment of each Lender to make Revolving Credit Loans and the obligation of the L/C Issuers to make L/C Credit Extensions.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1.00%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, (c) Term SOFR plus 1.00% and (d) 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Revolving Credit Loan or Term Loan that bears interest based on the Base Rate.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.
“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” has the meaning specified in Section 10.22.
“BofA Securities” means BofA Securities, Inc.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans or Term Loans of the same Type and, in the case of Term SOFR Rate Loans, having the same Interest Period.
“Borrower Materials” has the meaning specified in Section 6.02.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.
“Capitalized Interest” means, in respect of any period, interest capitalized by the Parent and its Consolidated Entities in such period calculated in accordance with GAAP plus, to the extent not already included herein, the Parent’s pro rata share of the interest capitalized of its Unconsolidated Entities.
“Capital Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.
“Capital Stock” means any and all shares, interests or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person that is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company or partnership interests or other equivalents in any kind of partnership, and any and all warrants or options to purchase any of the foregoing.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the applicable L/C Issuers and the Revolving Credit Lenders, as collateral for the L/C Obligations and, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the applicable L/C Issuers (which documents are hereby consented to by the Revolving Credit Lenders). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support; additional derivatives of such term have corresponding meanings.
“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than ninety (90) days from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short term commercial paper rating from S&P is at least A 1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than ninety (90) days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A 1 (or the equivalent thereof) or better by S&P or P 1 (or the equivalent thereof) or better by Moody’s and maturing within ninety (90) days of the date of acquisition and (d) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d).
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means, with respect to any Person, an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire which are granted by such Person (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 40% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right granted by such Person); provided, however, that Persons (not under common Control) acquiring common shares of the Parent from the Parent in connection with an acquisition or other transaction with the Parent or the Combined Parties, without any agreement among such Persons to act together to hold, dispose of, or vote such shares following the acquisition of such shares, shall not be considered a “group” for purposes of this clause; or
(b)    during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“CME” means CME Group Benchmark Administration Limited.
“Code” means the Internal Revenue Code of 1986, as amended.
“Combined Parties” means the Borrower, the Parent, the Consolidated Entities and the Unconsolidated Entities.
“Commitment” means (a) with respect to the Revolving Credit Facility, (i) the Revolving Credit Commitment of any Revolving Credit Lender, and/or (ii) the Aggregate Revolving Credit Commitments, in each case, as the context may require, and (b) with respect to any Incremental Term Facility, (i) the Incremental Term Commitment of any Term Facility Lender, and/or (ii) the aggregate Incremental Term Commitments of all Term Facility Lenders, in each case, as the context may require.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate, Daily Simple SOFR, or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “Daily Simple SOFR”, “SOFR”, “Term SOFR”, and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent in consultation with the Borrower, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Consolidated EBITDA” means, for any period, for the Parent and the Combined Parties, on a consolidated basis, an amount equal to Consolidated Net Income for such period plus the following items for such period to the extent deducted in calculating such Consolidated Net Income: (a) Interest Expense, (b) the provision for federal, state, local and foreign income taxes payable by the Combined Parties, (c) the amounts of depreciation and amortization, (d) amounts attributable to minority interests, and (e) ground lease expense; provided, however, that, in calculating Consolidated EBITDA of each Combined Party that is not Wholly-Owned by the Parent, the amount of the items used to calculate “Consolidated EBITDA” of such Combined Party shall be reduced by the share allocable to interests held by Persons other than the Parent, the Borrower or other Combined Parties.
“Consolidated Entities” means any Person (other than an Investment Entity) in which the Parent, directly or indirectly, owns any Capital Stock, the accounts of which Person are consolidated with those of the Parent in accordance with GAAP.
“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Adjusted Consolidated EBITDA for the Measurement Period ending on such date, to (b) Fixed Charges for such Measurement Period.
“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Debt as of such date, to (b) Total Assets as of such date.
“Consolidated Net Income” means, for any period, for the Parent and the Combined Parties on a consolidated basis determined in accordance with GAAP, the net income of the Parent and the Combined Parties (excluding the effect of any extraordinary gains or losses or other non-cash gains or losses outside the ordinary course of business, impairment charges and non-cash equity-based compensation charges and acquisition costs) for that period; provided, however, that, in calculating Consolidated Net Income of each Combined Party that is not Wholly-Owned by the Parent, the amount of the items used to calculate “Consolidated Net Income” of such Combined Party shall be reduced by the share allocable to interests held by Persons other than the Parent, the Borrower or other Combined Parties.
“Consolidated Parties” means a collective reference to the Borrower, the Parent and the Consolidated Entities, and “Consolidated Party” means any one of them.
“Consolidated Unencumbered Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Adjusted Consolidated Unencumbered EBITDA for the Measurement Period ending on such date, to (b) Interest Expense for Unsecured Debt for such Measurement Period.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” has the meaning specified in the definition of “Affiliate”.
“Controlled Account” means each deposit account and securities account that is subject to an account control agreement in form and substance satisfactory to the Administrative Agent and the L/C Issuers.

“Covered Entity” has the meaning specified in Section 10.22.
“Covered Party” has the meaning specified in Section 10.22.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Credit Party” has the meaning specified in Section 9.11.
“Daily Simple SOFR” means, with respect to any applicable determination date, SOFR published on the fifth (5th) U.S. Government Securities Business Day preceding such day by the SOFR Administrator on the Federal Reserve Bank of New York’s website (or any successor source); provided, however, that if such day is not a U.S. Government Securities Business Day, then Daily Simple SOFR means such rate so published on the fifth (5th) U.S. Government Securities Business Day preceding the first (1st) U.S. Government Securities Business Day immediately prior thereto. If the rate as so determined would be less than zero percent (0.0%), such rate shall be deemed to be zero percent (0.0%) for purposes of the Loans and Loan Documents.
“Daily SOFR Rate Loan” means a Loan made hereunder with respect to which the interest rate is calculated by reference to Daily Simple SOFR.
“Debt Rating” means, as of any date of determination, the debt rating of the Parent’s (or if Moody’s or S&P does not publicly announce ratings for the Parent, then of the Borrower) long term unsecured senior, non-credit enhanced debt as determined by S&P or Moody’s.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, for Base Rate Loans outstanding under any applicable Facility, plus (iii) 2% per annum; provided, however, that, with respect to a Term SOFR Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate for any applicable Facility) otherwise applicable to such Loan outstanding under any applicable Facility, plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate for the Revolving Credit Facility for Letter of Credit Fees plus 2% per annum, in all cases to the fullest extent permitted by Applicable Laws.
“Default Right” has the meaning specified in Section 10.22.
“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, each L/C Issuer, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or an L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuers, and each other Lender promptly following such determination.
“Designated Entities” means a collective reference to any general partner of a limited partnership which would otherwise be included in the applicable calculation; provided that the inclusion of any limited partnerships as “Designated Entities” hereunder shall be subject to verification by the Administrative Agent that neither the Borrower nor any other Consolidated Entity (that is not such limited partnership or its general partner) is liable for any of the liabilities of such limited partnership.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Disposition” or “Dispose” means the sale, transfer or other disposition (in one transaction or in a series of transactions and whether effected pursuant to a Division or otherwise, including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, provided that it shall not include any lease, license or other occupancy agreement.
“Dividing Person” has the meaning specified in the definition of “Division”.
“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive
“Documentation Agents” means Truist, PNC Bank, Morgan Stanley Bank, N.A., U.S. Bank National Association, Wells Fargo Bank, National Association, and TD Bank, National Association in their capacity as documentation agents under any of the Loan Documents, or any successor documentation agents.
“Dollar” and “$” mean lawful money of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Copy” has the meaning specified in Section 10.17.
“Eligible Assignee” means any assignee permitted pursuant to Section 10.06(b); provided that Eligible Assignee shall not include the Borrower or any of the Parent’s Affiliates or Subsidiaries.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Forward Contract” means a forward equity contract entered into by a Combined Party and a Person that is not a Subsidiary of such Combined Party with respect to common equity interests of such Combined Party.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Swap Obligations” means, with respect to the Parent, any Swap Obligation, if, and to the extent that, all or a portion of the Guarantee of the Parent of, or the grant by the Parent of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is, or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the Parent’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of the Parent becomes effective with respect to such related Swap Obligation.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income or net profits (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(b) or (d), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g) and (d) any Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” has the meaning specified in the second introductory paragraph hereto.
“Existing Letters of Credit” means those Letters of Credit described on Schedule 1.01(a).
“Facilities” means a collective reference to the Revolving Credit Facility and all Incremental Term Facilities and “Facility” means the Revolving Credit Facility or any Incremental Term Facility, as the context may require.
“Facility Fee” has the meaning set forth in Section 2.08(a).
“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Fee Letter” means, whether one or more, any fee letter among the Borrower, the Parent, the Administrative Agent and any Arranger.
“Fixed Charges” means, in the aggregate for the Combined Parties, on a consolidated basis determined in accordance with GAAP, for the applicable period of calculation, the sum of (a) Interest Expense of the Combined Parties, plus (b) the principal component of all payments made in respect of Capital Lease Obligations, plus (c) any payments required to be made (whether or not actually made) in respect of ground rental obligations under ground leases, plus (d) regularly scheduled required principal payments on Indebtedness for Money Borrowed (excluding any scheduled balloon, bullet, or similar principal payment which repays such Indebtedness for Money Borrowed in full) plus (e) rentals payable under leases of real property during such period to the extent not covered in clause (b), plus (f) any dividends paid or payable by any Combined Party in respect of any class of preferred capital stock; provided, however, that, in calculating Fixed Charges of each Combined Party that is not Wholly-Owned by the Parent, the amount of the items described in clauses (a), (b), (c), (d), (e) and (f) above of such Combined Party shall be reduced by the share allocable to interests held by Persons other than the Parent, the Borrower or other Combined Parties.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the L/C Issuers, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, Cash Collateralized or other credit support acceptable to the applicable L/C Issuer in its sole discretion shall have been provided, in each case, in accordance with the terms hereof.
“Fully Satisfied” means, with respect to the Obligations as of any date, that, as of such date, (a) all principal of and interest accrued to such date which constitute Obligations shall have been irrevocably paid in full in cash, (b) all fees, expenses and other amounts then due and payable which constitute Obligations shall have been irrevocably paid in cash, and (c) the Commitments shall have been expired or terminated in full.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien (other than a Permitted Lien) on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. Notwithstanding the foregoing, Guarantee shall not include completion guarantees or the endorsement of instruments. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranty” means the Guaranty made by the Parent in favor of the Administrative Agent and the Lenders pursuant to Article XI hereof.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Income Producing Assets” means (a) each New Acquisition, and (b) all other real property assets of the Parent, any Consolidated Entity or any Unconsolidated Entity (i) which are partially or fully income producing for financial reporting purposes on the applicable calculation date and have been continuously, partially or fully income producing for financial reporting purposes for the calendar quarter ending immediately preceding the calculation date, (ii) for which an unconditional base building certificate of occupancy (or its equivalent) has been issued by the applicable Governmental Authority, and (iii) as to such assets which in the immediately preceding reporting period were classified as Non-Income Producing Assets, which either (A) are leased to tenants in occupancy and the leases for such tenants in occupancy represent 85% or more of the rentable square footage of the applicable real property asset; or (B) have been a Non-Income Producing Asset for a period equal to or in excess of twenty-four (24) months following the issuance by the applicable Governmental Authority of an unconditional base building certificate of occupancy (or its equivalent) (provided that different phases of real property developments shall be treated as different assets for purposes of this determination); provided, further, that, notwithstanding anything to the contrary herein, “Income Producing Assets” shall not include intra or inter-entity obligations between the Parent and any of the Combined Parties.
“Increase Effective Date” has the meaning specified in Section 2.05(b).
“Incremental Facility Amendment” has the meaning specified in Section 2.05(b).
“Incremental Revolving Commitments” has the meaning specified in Section 2.05(b).
“Incremental Term Commitment” means, as to each Term Facility Lender, its obligation to make any Term Loans pursuant to any Incremental Term Facility as provided in Section 2.05(b).
“Incremental Term Facility” has the meaning specified in Section 2.05(b).
“Indebtedness” means, as to any Person at a particular time, without duplication, total liabilities of such Person as determined by GAAP, plus all of the following, in each case to the extent not otherwise included as total liabilities in accordance with GAAP:
(a)    all Indebtedness for Money Borrowed of such Person;
(b)    all obligations under financing leases, all Capital Lease Obligations (including all Capitalized Interest under any capital leases), all Synthetic Lease Obligations and all Off-Balance Sheet Liabilities of such Person;
(c)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(d)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(e)    all obligations of such Person to pay the deferred purchase price of property or services to the extent constituting indebtedness pursuant to GAAP (other than trade accounts payable in the ordinary course of business) and all obligations under any repurchase, take-out commitments or forward equity commitments (other than, with respect to the calculation of the Indebtedness of the Parent, any Consolidated Entity or any Unconsolidated Entity, commitments to a Consolidated Entity, an Unconsolidated Entity or an Investment Entity);
(f)    net obligations of such Person under any Swap Contract; and
(g)    all Monetized Guarantees of such Person in respect of any of the foregoing;
provided, however, that, for purposes of this Agreement, (i) Indebtedness shall not include (A) shareholders’ and partners’ and members’ equity, (B) capital stock, (C) surplus, (D) reserves for general contingencies and other cash reserves, (E) minority interests in Consolidated Entities, and (F) deferred income which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person and (ii) Indebtedness, as calculated for the Borrower or any Loan Party shall not include Indebtedness of Investment Entities, except, for clarification purposes, to the extent any other Unconsolidated Entity or Consolidated Entity is liable for the same (disregarding any liability with respect to customary recourse carve-outs applicable to any nonrecourse secured Indebtedness and disregarding any general partnership liability of the Designated Entities).
The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease obligation or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
For purposes of clarification, notwithstanding any language to the contrary contained in the foregoing, there shall be no double-counting of Indebtedness (for example, in the case of a guaranty or letter of credit supporting other Indebtedness).
“Indebtedness for Money Borrowed” means, with respect to any Person, without duplication (a) all money borrowed by such Person and Indebtedness of such Person represented by notes payable by such Person and drafts accepted representing extensions of credit to such Person, (b) all Indebtedness of such Person evidenced by bonds, debentures, notes, or other similar instruments, (c) all Indebtedness of such Person upon which interest charges are customarily paid, (d) all Indebtedness of such Person issued or assumed as full or partial payment for property or services (other than accrued employee compensation), whether or not any such notes, drafts, obligations or Indebtedness would otherwise represent “Indebtedness for Money Borrowed” and (e) all Capitalized Interest under any capital leases and the principal balance outstanding with respect to any Off-Balance Sheet Liabilities where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. For purposes of this definition, (i) interest which is accrued but not paid on the original due date or within any applicable cure or grace period as provided by the underlying contract for such interest shall be deemed Indebtedness for Money Borrowed and (ii) trade account payables arising in the ordinary course of business and not delinquent by more than ninety (90) days shall not be deemed Indebtedness for Money Borrowed. Indebtedness for Money Borrowed with respect to the Parent, the Consolidated Entities and/or the Unconsolidated Entities shall not include any obligations of Investment Entities except, for clarification purposes, to the extent any other Unconsolidated Entity or Consolidated Entity is liable for the same (disregarding any liability with respect to customary recourse carve-outs applicable to any nonrecourse secured Indebtedness and disregarding any general partnership liability of the Designated Entities).
“Indemnified Liabilities” has the meaning specified in Section 10.04.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.04.
“Interest Expense” means, in respect of any period, an amount equal to the sum of (a) the interest payable during such period with respect to Indebtedness for Money Borrowed (including, without duplication, accrued interest and Capitalized Interest) of the Parent and the Combined Parties, and (b) the interest component of capitalized lease obligations of the Parent and the Combined Parties, less non-cash interest with respect to any convertible debt, in each case, reduced by the share allocable to ownership interests held by Persons other than the Parent, the Borrower or other Combined Parties.
“Interest Expense for Unsecured Debt” means for any period, Interest Expense with respect to Unsecured Debt of the Parent and the Combined Parties.
“Interest Payment Date” means, (a) as to any Daily SOFR Rate Loan or Base Rate Loan, the fifth (5th) day of each calendar month (or if the fifth (5th) day of any calendar month is not a Business Day, then on the next succeeding Business Day) and the Maturity Date for the Facility under which such Loan was made; and (b) as to any Term SOFR Rate Loan, the last day of each Interest Period applicable to such Term SOFR Loan and the Maturity Date for the Facility under which such Loan was made; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates.
“Interest Period” means, as to each Term SOFR Rate Loan, the period commencing on the date such Term SOFR Rate Loan is disbursed or converted to or continued as a Term SOFR Rate Loan and ending on the date one, three or six months thereafter (in each case, subject to availability), as selected by the Borrower in a Loan Notice; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)    no Interest Period shall extend beyond the Maturity Date for the Facility under which such Loan was made.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Investment Entities” means, as of any date of determination, those Persons in which the Borrower, the Parent, any of the Consolidated Entities or any of the Unconsolidated Entities directly or indirectly owns any Capital Stock which satisfy each of the following criteria: (a) such Person is an unconsolidated entity with respect to the Borrower or the Parent for financial reporting purposes or is an entity that is consolidated with the Borrower or the Parent as a result of the pronouncement entitled Financial Interpretation 46 “Consolidation of Variable Interest Entities” by the Financial Accounting Standards Board on January 17, 2003 as revised from time to time, (b) a party other than the Borrower, the Parent, a Consolidated Entity or an Unconsolidated Entity has primary control over day-to-day management of such Person (responsibilities under management agreements shall not constitute control), and (c) none of the Borrower, the Parent, any Consolidated Entity or any Unconsolidated Entity is directly or contingently liable for indebtedness of such Person, except for standard and customary recourse carve-outs commonly included in non-recourse financings in the form of guarantees or indemnities. For a list of the entities which are Investment Entities of the Borrower and the Parent as of the Closing Date, see Schedule 1.01(b) attached hereto.
“IP Rights” has the meaning specified in Section 5.17.
“IRS” means the United States Internal Revenue Service.
“ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).
“Issuer Documents” means with respect to any Letter of Credit, the Letter Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and the Borrower (or any Consolidated Entity) or in favor of an L/C Issuer and relating to any such Letter of Credit.
“JPMorgan Chase Bank” means JPMorgan Chase Bank, N.A. and its successors.
“Land Assets” means Non-Income Producing Assets that consist primarily of undeveloped land assets.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental

Authority, in each case to the extent from time to time in full force and effect or otherwise having the force of law.
“L/C Advance” means, with respect to each Revolving Credit Lender, such Revolving Credit Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Loan.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the Letter of Credit Expiration Date thereof, or the increase of the amount thereof.
“L/C Disbursement” means a payment made by an L/C Issuer pursuant to a Letter of Credit.
“L/C Issuer” means, as applicable, JPMorgan Chase Bank, Bank of America, Truist or PNC Bank, in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes each L/C Issuer, each Revolving Credit Lender, and each Term Facility Lender.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit. For purposes of this Agreement, a Letter of Credit may be a standby letter of credit only and may not be a commercial letter of credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
“Letter of Credit Cash Collateral Date” means the day that is ten (10) days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the preceding Business Day).
“Letter of Credit Commitment” means, with respect to an L/C Issuer, the commitment of such L/C Issuer to act as an L/C Issuer and issue Letters of Credit hereunder. Each L/C Issuer’s Letter of Credit Commitment on the Closing Date is set forth on Schedule 2.01(a), which amount may be adjusted from time to time pursuant to a written agreement executed by the Borrower, the Administrative Agent and such L/C Issuer or as provided for in Section 10.06(f)(i). If a Lender agrees to become an L/C Issuer after the Closing Date, then such L/C Issuer’s Letter of Credit Commitment shall be the amount agreed to in writing by the Borrower, the Administrative Agent and such L/C Issuer, which amount may be adjusted from time to time pursuant to a written agreement executed by the Borrower, the Administrative Agent and such L/C Issuer. If the Borrower permanently reduces the Aggregate Revolving Credit Commitments pursuant to Section 2.05 to an amount less than $500,000,000, then the aggregate Letter of Credit Commitments and the Letter of Credit Commitment of each L/C Issuer shall be reduced on a proportionate basis by the corresponding amount that the Aggregate Revolving Credit Commitment has been reduced below $500,000,000.
“Letter of Credit Expiration Date” has the meaning specified in Section 2.03(d).
“Letter of Credit Fee” has the meaning specified in Section 2.03(i).
“Letter of Credit Sublimit” means, for any date of determination, an amount equal to $100,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).
“Liquid Assets” means, as of any date of determination, the following assets of the Combined Parties: (a) Unrestricted cash and Cash Equivalents; and (b) notes receivable (related to loans that are not in default and otherwise fully performing as of such date) secured by a mortgage instrument with a valid and enforceable first priority mortgage lien on a fee or leasehold interest held by the debtor in the applicable real estate assets, where the fair market value of such real estate assets is greater than 110% of the amount of Indebtedness secured thereby.
“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Credit Loan, or any Term Loan.
“Loan Documents” means this Agreement, each Note, each Issuer Document and the Fee Letter.
“Loan Notice” means a Revolving Credit Loan Notice or any Term Loan Notice.
“Loan Parties” means, as of any date of determination, a collective reference to the Borrower and the Parent, and each individually shall be a “Loan Party”.
“Material Acquisition” means, as used in Section 7.10, an acquisition whose value exceeds 10% of Total Assets as of the date that such acquisition is announced to the Administrative Agent.
“Material Adverse Effect” means (a) a material adverse effect upon, the operations, business, assets, liabilities (actual or contingent), or financial condition of the Combined Parties taken as a whole; (b) a material impairment of the ability of the Loan Parties taken as a whole to perform their obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Maturity Date”, in each case, as may be applicable to the Revolving Credit Facility or any Incremental Term Facility, has the meaning specified in Section 2.13; provided that, if such date is not a Business Day, then such Maturity Date shall be the preceding Business Day.
“Measurement Period” means, at any date of determination, the most recently completed four calendar quarters of the Parent.
“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 100% of the Fronting Exposure of the L/C Issuers with respect to Letters of Credit issued and outstanding at such time and (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.14(a)(i), (a)(ii) or (a)(iii), an amount equal to 100% of the Outstanding Amount of all L/C Obligations.
“Monetized Guarantee” means any Guarantee which (a) is a Guarantee of Indebtedness for Money Borrowed; (b) is a Guarantee that has been reduced to judgment or otherwise liquidated for a specified monetary amount; or (c) is a Guarantee of performance of any obligation which obligation is past due beyond any applicable grace or cure period and the liability under which can be reasonably quantified in terms of the monetary liability of the applicable obligor.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Negative Pledge” means a provision of any document, instrument or agreement (including any Organization Document), other than this Agreement or any other Loan Document, that prohibits, or purports to prohibit, the creation or assumption of any Lien on any assets of a Person as security for the Indebtedness of such Person or any other Person, or entitles another Person to obtain or claim the benefit of a Lien on any assets of such Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that does not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.
“New Acquisition” means each newly-acquired partially or fully income producing real property of the Parent, any Consolidated Entity or any Unconsolidated Entity which property is less than 85% occupied on the date of its acquisition.
“New Acquisition Cutoff Date” means, for each New Acquisition, the earlier to occur of the calendar date (i) which is twenty-four (24) months from the date of the acquisition of such property by, as applicable, the Parent, a Consolidated Entity or an Unconsolidated Entity, and (ii) on which such property achieves 85% occupancy.
“Non-Consenting Lender” means, any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Income Producing Asset” means any real property asset of the Parent, the Borrower, any Consolidated Entity, or any Unconsolidated Entity which does not qualify as an “Income Producing Asset” (following application of subsections (a), (b) and (c)(iii)(B) and each other provision of the definition thereof).
“Note” means each Revolving Credit Note and each Term Note, or any of them.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including (a) interest and fees that accrue under the Loan Documents after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (b) any Swap Contract entered into in connection with the Loans by any Loan Party with respect to which a Lender or any Affiliate of such Lender is a party.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Off-Balance Sheet Liabilities” means, with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its consolidated Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility) (i) the unrecovered investment of purchasers or transferees of assets so transferred and (ii) any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (x) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred nor (y) impair the characterization of the transaction as a true sale under Applicable Laws (including Debtor Relief Laws); (b) the monetary obligations under any financing lease or so-called “synthetic,” tax retention or off-balance sheet lease transaction which, upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness; or (c) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its Subsidiaries; or (d) any other monetary obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries (for purposes of this clause (d), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement (related to its formation or organization), instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the Closing Date, and as codified at 31 C.F.R. § 850.101 et seq.
“Outstanding Amount” means (i) with respect to Revolving Credit Loans and any Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and any Term Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
“Permitted Convertible Indebtedness” means convertible debt securities of the Borrower or the Parent (a) that are unsecured, (b) that do not have the benefit of any Guarantee of any Subsidiary, (c) that are not subject to any sinking fund or any prepayment, redemption or repurchase requirements, whether scheduled, triggered by specified events or at the option of the holders thereof (it being understood that none of (i) a customary “change in control” or “fundamental change” put, (ii) a right to convert such securities into common stock of the Parent, cash or a combination thereof or (iii) an acceleration upon an event of default will be deemed to constitute such a sinking fund or prepayment, redemption or repurchase requirement), (d) that have the benefit of covenants and events of default customary for comparable convertible securities (as determined by the Borrower in good faith), and (e) that are settled upon conversion by the holders thereof in cash or shares of common stock of the Parent or any combination thereof (including convertible securities that require payment of the principal thereof in cash upon a conversion).
“Permitted Liens” means, at any time, Liens in respect of property of the Parent, the Borrower, Consolidated Entities and/or Unconsolidated Entities constituting:
(a)    Liens existing pursuant to any Loan Document;
(b)    Liens (other than Liens imposed under ERISA) for taxes, assessments (including private assessments and charges) or governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, or which have been insured over without qualification, condition or assumption by title insurance or otherwise in a manner acceptable to the Administrative Agent in its sole discretion;
(c)    statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, such Liens are for amounts that do not exceed $500,000 in the aggregate, or if any action has been taken to enforce such Liens for amounts in excess of $500,000 (other than the filing of the Liens), then such Liens are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established or which have been bonded;
(d)    zoning restrictions, easements, rights of way, restrictions and other encumbrances affecting real property which, in the aggregate, do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(e)    leases or subleases to third parties (including any Affiliates of the Borrower or any Combined Party);
(f)    Liens securing judgments for the payment of money not to exceed the Threshold Amount;
(g)    any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;
(h)    Liens incurred in the ordinary course of business in connection with workers compensation, unemployment insurance or other social security obligations, other than any Lien imposed by ERISA; and

(i)    other Liens so long as immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, no Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 7.10.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
“Platform” has the meaning specified in Section 6.02.
“PNC Bank” means PNC Bank, National Association.
“PNC Capital Markets” means PNC Capital Markets LLC.
“Pro Rata Share” means (a) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Credit Commitment of such Lender at such time and the denominator of which is the amount of the Revolving Credit Commitments of all Revolving Credit Lenders at such time; provided that, if the Revolving Credit Commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Revolving Credit Lender shall be determined based on the Pro Rata Share of such Revolving Credit Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof, and (b) in respect of any Incremental Term Facility, with respect to any Term Facility Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of such Term Facility Lender’s Incremental Term Commitment in respect of such Incremental Term Facility (or if such Incremental Term Commitment has been funded, the outstanding principal amount of the Term Loans held by such Term Facility Lender) and the denominator of which is the amount of the Incremental Term Commitments of all Term Facility Lenders in respect of such Incremental Term Facility (or if such Incremental Term Commitments have been funded, the outstanding principal amount of the Term Loans held by all such Term Facility Lenders). The initial Pro Rata Share of each Revolving Credit Lender is set forth opposite the name of such Revolving Credit Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving Credit Lender becomes a party hereto, as applicable.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QFC” has the meaning specified in Section 10.22.
“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Register” has the meaning specified in Section 10.06(c).

“Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof.
“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Code.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, and representatives of such Person and of such Person’s Affiliates.
“Removal Effective Date” has the meaning specified in Section 9.06.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Revolving Credit Loans, a Revolving Credit Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Borrowing, conversion or continuation of any Term Loans pursuant to any Incremental Term Facility, a Term Loan Notice.
“Required Lenders” means, as of any date of determination, two (2) or more Lenders holding an aggregate of more than 50% of the sum of (a) the Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) the aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Required Revolving Credit Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of (a) the Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) the aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders.
“Required Term Facility Lenders” means, as of any date of determination, Term Facility Lenders holding more than 50% of the Term Loans under any Incremental Term Facility on such date; provided that the portion of such Incremental Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Facility Lenders.
“Rescindable Amount” has the meaning specified in Section 2.11(b)(ii).
“Resignation Effective Date” has the meaning specified in Section 9.06.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, any vice chairman, president, chief financial officer, chief investment officer, chief administrative officer, chief operating officer, executive vice president, general counsel or, solely with respect to the ability to request advances of Loans, L/C Credit Extensions and continuations and conversions of Loans and to sign Compliance Certificates, any other Person who is authorized in writing by any of the foregoing to make such requests. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any cash dividend or other distribution with respect to any Capital Stock (including preferred stock) or other equity interest of the Borrower, the Parent or any Consolidated Entity, or any payment, including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock or other equity interest, other than any distribution or other payment solely in Capital Stock of such Person.
“Restricted Purchase” means any payment on account of the purchase, redemption, or other acquisition or retirement of any Capital Stock (including preferred equity) of the Parent.
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Term SOFR Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01 and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving Credit Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Lender’s participation in L/C Obligations at such time.
“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.
“Revolving Credit Lender” means, at any time, (a) so long as the Revolving Credit Commitments are outstanding, any Lender that has a Revolving Credit Commitment at such time or (b) if the Revolving Credit Commitments have been terminated or expired, hold a Revolving Credit Loan or a participation in L/C Obligations at such time.
“Revolving Credit Loan” has the meaning specified in Section 2.01.
“Revolving Credit Loan Notice” means a notice of (a) a Revolving Credit Borrowing, (b) a conversion of Revolving Credit Loans from one Type to the other, or (c) a continuation of Term SOFR Rate Loans made under the Revolving Credit Facility, which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed or otherwise authenticated by a Responsible Officer of the Borrower.

“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form of Exhibit B.
“S&P” means Standard & Poor’s Ratings Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.
“Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Debt” means, for any given calculation date, the total aggregate principal amount of Indebtedness for Money Borrowed of the Borrower, the Parent and the Consolidated Entities, on a consolidated basis (and without duplication on account of the guaranty obligations of the Borrower, the Parent or any Consolidated Entity relating to the Indebtedness for Money Borrowed of another Consolidated Entity), that is secured in any manner by any Lien; provided that obligations in respect of Capitalized Leases shall not be deemed to be Secured Debt. For clarification purposes, (i) any unsecured guaranty given by the Borrower, the Parent or any Consolidated Entity of secured obligations of a Person who is not a Consolidated Entity does not constitute Secured Debt of the Person giving the guaranty, (ii) any unsecured guaranty given by the Borrower, the Parent or any Consolidated Entity of the Secured Debt of another Consolidated Entity constitutes the Secured Debt of the Person directly incurring the Secured Debt and shall not be calculated as part of the obligations of the Person giving the guaranty, (iii) any unsecured guaranty given by the Borrower, the Parent or any Consolidated Entity of the unsecured obligations of a Person who is not a Consolidated Entity does not constitute Secured Debt of the Person giving the guaranty, (iv) any unsecured guaranty given by the Borrower, the Parent or any Consolidated Entity of the unsecured obligations of another Consolidated Entity does not constitute the Secured Debt of the Person directly incurring such obligations and shall not be calculated as part of the obligations (secured or otherwise) of the Person giving the guaranty, (v) any secured guaranty given by the Borrower, the Parent or any Consolidated Entity of secured obligations of a Person who is not a Consolidated Entity constitutes Secured Debt of such Person giving the guaranty, (vi) any secured guaranty given by the Borrower, the Parent or any Consolidated Entity of the secured obligations of another Consolidated Entity constitutes the Secured Debt of the Person directly incurring the secured obligations and shall not be calculated as part of the obligations (secured or otherwise) of the Person giving the guaranty, (vii) any secured guaranty given by the Borrower, the Parent or any Consolidated Entity of the unsecured obligations of a Person who is not a Consolidated Entity constitutes the Secured Debt of the Person giving the guaranty, and (viii) any secured guaranty given by the Borrower, the Parent or any Consolidated Entity of the unsecured obligations of any Consolidated Entity constitutes the Secured Debt of the Person giving the guaranty and shall not be calculated as part of the obligations (secured or otherwise) of the Person directly incurring such obligations.
“Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Secured Debt as of such date to (b) Total Assets as of such date.
“SOFR” means the Secured Overnight Financing Rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent.
“Surge Period” has the meaning specified in Section 7.10(b).
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement relating to the foregoing, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement related to any of the foregoing (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligations” means, with respect to the Parent, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Syndication Agent” means JPMorgan Chase Bank in its capacity as syndication agent under any of the Loan Documents, or any successor syndication agent.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.
“Tax Driven Lease Transaction” means any transaction pursuant to which a Combined Party conveys record title to a real property asset to a governmental entity and then leases such asset back from the governmental entity for the purposes of effecting a reduction in real property taxes where (i) the conveying Combined Party can repurchase the conveyed asset at any time for nominal consideration; (ii) no Indebtedness is incurred by any Combined Party under GAAP; provided that, if the structure of any such transaction requires the issuance of bonds by the applicable governmental entity, such bonds are purchased by a Combined Party as consideration for the applicable real property transfer and the amounts receivable by a Combined Party on such bonds equals the rent payable under the applicable Lease; (iii) no net payments in excess of $1,000,000 in the aggregate for any given fiscal year are required to be made to any third party as a result of such transaction and the corresponding Tax Driven Lease Transaction Documents (other than the reduced real property taxes and customary closing costs and fees); and (iv) such transaction, however structured, is on terms customary for similar “tax driven lease transactions” consistent with past practices that are listed on Schedule 1.01(c) (provided, further, that subsequent to the Closing Date, if any such proposed transaction relates to an asset with a value in excess of $400,000,000, such transaction shall require the express consent of Administrative Agent as to the inclusion of such transaction being within the parameters of this definition (such consent not to be unreasonably withheld, conditioned or delayed)).
“Tax Driven Lease Transaction Documents” means leases, indentures and such other documents that are customarily required for a transaction of that type and that satisfy the requirements of the definition of Tax Driven Lease Transaction.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Facility Lender” means any Lender that holds any Term Loans made pursuant to any Incremental Term Facility.
“Term Loan” means a loan made by any Term Facility Lender pursuant to any Incremental Term Facility.
“Term Loan Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Term SOFR Rate Loans, having the same Interest Period made by each of the Term Facility Lenders pursuant to any Incremental Term Facility.
“Term Loan Notice” means a notice of (a) a Term Loan Borrowing, (b) a conversion of any Term Loans from one Type to the other, or (c) a continuation of Term SOFR Rate Loans made under any Incremental Term Facility, which shall be substantially in the form of Exhibit F or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed or otherwise authenticated by a Responsible Officer of the Borrower.
“Term Note” means a promissory note made by the Borrower in favor of a Term Facility Lender evidencing any Term Loans made by such Term Facility Lender in the form approved by the Administrative Agent.

“Term SOFR” means:
(a)    for any Interest Period with respect to a Term SOFR Rate Loan, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;
provided that if the Term SOFR determined in accordance with either of the foregoing clauses (a) or (b) of this definition would otherwise be less than zero percent (0.0%), Term SOFR shall be deemed zero percent (0.0%) for purposes of this Agreement.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by Administrative Agent from time to time).
“Term SOFR Rate Loan” means a Loan made hereunder with respect to which the interest rate is calculated by reference to Term SOFR (other than a Loan for which clause (c) of the definition of Base Rate is used to determine Base Rate).
“Term SOFR Replacement Date” has the meaning specified in Section 3.03.
“Test Date” has the meaning specified in Section 7.10(b).
“Threshold Amount” means $50,000,000.
“Total Assets” means, as of any calculation date, the sum, without duplication, of (a) the Value of Income Producing Assets for all such assets of the Combined Parties, plus (b) the Value of Non-Income Producing Assets for all such assets of the Combined Parties, plus (c) the aggregate positive amount of net cash proceeds that would be due to any of the Combined Parties from all Equity Forward Contracts that have not yet settled as of such date, calculated as if such Equity Forward Contracts were settled by such Combined Party’s delivery of its common shares as of, and such net cash proceeds were actually received on, the last day of the then most recently ended fiscal quarter; provided that such calculation shall exclude each Equity Forward Contract, if any, with respect to which either (i) such Combined Party or the counterparty would not reasonably be expected, for any reason, to be able to fulfill its obligations thereunder or (ii) such Combined Party no longer intends to issue shares sufficient to realize such proceeds, plus (d) the Value of Liquid Assets of the Combined Parties; provided, however, that, in calculating Total Assets, (i) the amount of Total Assets attributable to assets held by Consolidated Entities that are not Wholly-Owned by the Parent shall not exceed 20% of Total Assets (with any such excess being excluded from the calculation of Total Assets), (ii) the amount of Total Assets attributable to clause (d) shall be reduced by the share allocable to interests held by Persons other than the Parent, the Borrower or other Combined Parties, (iii) the amount of Total Assets attributable to the Value of Non-Income Producing Assets shall not exceed 25.0% of Total Assets (with any such excess being excluded from the calculation of Total Assets), and (iv) the amount of Total Assets attributable to the Value of

Non-Income Producing Assets of the Combined Parties that are entitled Land Assets shall not exceed 10% of Total Assets (with any such excess being excluded from the calculation of Total Assets).
“Total Debt” means, as of any calculation date, for the Combined Parties (reduced to the extent necessary to reflect the portion thereof not attributable to the Parent’s direct and indirect ownership interest), the sum of (without duplication): (a) all outstanding Indebtedness for Money Borrowed; (b) all Capital Lease Obligations, and (c) all obligations constituting Monetized Guarantees of such Persons; provided, however, that, in calculating the Total Debt of each Consolidated Entity and Unconsolidated Entity, the amount of the items described in clauses (a), (b) and (c) above of such Consolidated Entity and Unconsolidated Entity shall be multiplied by the percentage of the Parent’s direct and indirect ownership interest in such Consolidated Entity and Unconsolidated Entity. Total Debt shall not include any such obligation of Investment Entities except, for clarification purposes, to the extent any Consolidated Entity is liable for the same (disregarding any Consolidated Entity’s liability with respect to customary recourse carve-outs applicable to any nonrecourse secured Indebtedness) and disregarding any general partnership liability of the Designated Entities.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total Revolving Credit Outstanding” means the aggregate Outstanding Amount of all Revolving Credit Loans and all L/C Obligations.
“Truist” means Truist Bank and its successors.
“Type” means, with respect to a Loan, its character as a Base Rate Loan, Term SOFR Rate Loan or Daily SOFR Rate Loan.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unconsolidated Entities” means, as of any date of determination, those Persons in which the Parent or any of the Consolidated Entities owns some portion of Capital Stock and which are not consolidated with the Parent on the financial statements of the Parent in accordance with GAAP. Unconsolidated Entities shall not include Investment Entities.
“Unencumbered Properties” means (i) all real property assets located in the United States of America (a) Wholly-Owned by the Borrower or a Wholly-Owned Subsidiary of Parent, or (b) Wholly-Owned by a Combined Party that is not a Wholly-Owned Subsidiary of Parent (but at least 85% of whose Capital Stock is owned, directly or indirectly, by the Parent), and, in each case, that are not subject to any Negative Pledges or any Liens (other than (I) Permitted Liens not identified in clause (f) or (i) of the definition of such term and (II) Liens securing judgments for the payment of money not to exceed $1,000,000 for each such asset unless such Liens are being contested in good faith by appropriate proceedings diligently conducted, and for which adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or which have been insured over without qualification, condition or assumption by title insurance or otherwise in a manner acceptable to the Administrative Agent in its sole discretion, provided that the aggregate amount of money secured by such Liens referenced in this clause (II) for all such assets shall not exceed $10,000,000) and, at all times are owned by Persons who do not either (x) Guarantee any Indebtedness for Money Borrowed or (y) have direct Indebtedness for Money Borrowed, in either case in excess of $1,000,000, provided that the aggregate amount of Indebtedness for Money Borrowed and Guarantees of such Indebtedness for all such Persons who would own otherwise unencumbered properties shall not exceed $10,000,000, and (ii) any asset that is the subject of a Tax Driven Lease Transaction, for so long as such properties are subject to Tax Driven Lease Transaction Documents and are not subject to any Liens (other than (a) Permitted Liens not identified in clause (f) or (i) of the definition of such term and (b) Liens securing judgments for the payment of money not to exceed $1,000,000 for each such asset unless such Liens are being contested in good faith by appropriate proceedings diligently conducted, and for which adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or which have been insured over without qualification, condition or assumption by title insurance or otherwise in a manner acceptable to the Administrative Agent in its sole discretion, provided that the aggregate amount of money secured by such Liens referenced in this clause (b) for all such assets shall not exceed $10,000,000); and, at all times are owned by Persons who do not either (x) Guarantee any Indebtedness for Money Borrowed or (y) have direct Indebtedness for Money Borrowed, in either case in excess of $1,000,000, provided that the aggregate amount of Indebtedness for Money Borrowed and Guarantees of such Indebtedness for all such Persons who would own otherwise unencumbered properties shall not exceed $10,000,000; provided, however, that, notwithstanding anything to the contrary herein, the Unencumbered Properties included in the calculation of any of the covenants contained in Section 7.03(a), Section 7.10(a) or Section 7.10(c) shall not include assets subject to one or more Liens (other than (a) Permitted Liens not identified in clause (f) or (i) of the definition of such term and (b) Liens securing judgments for the payment of money not to exceed $1,000,000 for each such asset unless such Liens are being contested in good faith by appropriate proceedings diligently conducted, and for which adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP or which have been insured over without qualification, condition or assumption by title insurance or otherwise in a manner acceptable to the Administrative Agent in its sole discretion, provided that the aggregate amount of money secured by such Liens referenced in this clause (b) for all such assets shall not exceed $10,000,000) and, at all times shall not include properties that are owned by Persons who either (x) Guarantee any Indebtedness for Money Borrowed or (y) have direct Indebtedness for Money Borrowed, in either case in excess of $1,000,000 (and all the maximum aggregate amount of all such Guarantees and/or Indebtedness for all such Persons who would otherwise own unencumbered properties shall not exceed $10,000,000).
“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unrestricted” means, when referring to cash and Cash Equivalents of the Borrower, Parent or any Combined Party, that such cash and Cash Equivalents (a) do not appear as “restricted” (or any similar designation) on the financial statements of the Parent or any other Person, (b) are not subject to a Lien in favor of any Person, and (c) are not otherwise unavailable to the Borrower, Parent or any Consolidated Entity.
“Unsecured Debt” means, as of any date, the aggregate of all Indebtedness for Money Borrowed of the Combined Parties that was incurred, and continues to be outstanding, without granting a Lien (other than Permitted Liens not described in clauses (a), (f) or (i) of such definition) as security for such Indebtedness for Money Borrowed. Unsecured Debt shall not include any such obligations of Unconsolidated Entities or Investment Entities except, for clarification purposes, to the extent any Combined Party is liable for the same (disregarding any liability with respect to customary recourse carve-outs applicable to any nonrecourse secured obligations and disregarding any general partnership liability of the Designated Entities). For clarification purposes, (a) any unsecured guaranty given by the Borrower, the Parent or any Combined Party of secured obligations of a Person who is not the Borrower, the Parent or a Combined Party constitutes Unsecured Debt of the Borrower, the Parent or such Combined Party giving the guaranty, (b) any unsecured guaranty given by the Borrower, the Parent or any Combined Party of the secured obligations of the Borrower, the Parent or another Combined Party constitutes the Secured Debt of the Borrower, the Parent or the Combined Party directly incurring the secured obligations and shall not be calculated as part of the obligations (either secured or unsecured) of the Borrower, the Parent or such Combined Party giving the guaranty (except to the extent that the relevant calculation does not otherwise account for the obligations of the Borrower, the Parent or the Combined Party directly incurring the underlying secured obligations, in which case it shall constitute the Unsecured Debt of the Borrower, the Parent or the Combined Party giving the guaranty), (c) any unsecured guaranty given by the Borrower, the Parent or any Combined Party of the unsecured obligations of a Person who is not the Borrower, the Parent or a Combined Party constitutes the Unsecured Debt of the Borrower, the Parent or such Combined Party giving the guaranty, (d) any unsecured guaranty given by the Borrower, the Parent or any Combined Party of the unsecured obligations of the Borrower, the Parent or another Combined Party constitutes the Unsecured Debt of the Borrower, the Parent or the Combined Party directly incurring such obligations and shall not be calculated as part of the obligations (either secured or unsecured) of the Borrower, the Parent or such Combined Party giving the guaranty (except to the extent that the relevant calculation does not otherwise account for the obligations of the Borrower, the Parent or the Combined Party directly incurring the underlying unsecured obligations, in which case it shall constitute the Unsecured Debt of the Borrower, the Parent or the Combined Party giving the guaranty), (e) any secured guaranty given by the Borrower, the Parent or any Combined Party of secured obligations of a Person who is not the Borrower, the Parent or a Combined Party constitutes secured debt of the Borrower, the Parent or such Combined Party giving the guaranty, (f) any secured guaranty given by the Borrower, the Parent or any Combined Party of the secured obligations of the Borrower, the Parent or another Combined Party constitutes the secured debt of the Borrower, the Parent or the Combined Party directly incurring the secured obligations and shall not be calculated as part of the obligations (either secured or unsecured) of the Borrower, the Parent or such Combined Party giving the guaranty (except to the extent that the relevant calculation does not otherwise account for the obligations of the Borrower, the Parent or the Combined Party directly incurring the underlying secured obligations, in which case it shall constitute the secured debt of the Borrower, the Parent or the Combined Party giving the guaranty), (g) any secured guaranty given by the Borrower, the Parent or any Combined Party of the unsecured obligations of a Person who is not the Borrower, the Parent or a Combined Party constitutes the secured debt of the Borrower, the Parent or such Combined Party giving the guaranty, and (h) any secured guaranty given by the Borrower, the Parent or any Combined Party of the unsecured obligations of the Borrower, the Parent or another Combined Party constitutes the secured debt of the Borrower, the Parent or such Combined Party giving the guaranty and shall not be calculated as part of the obligations (either secured or unsecured) of the Borrower, the Parent or the Combined Party directly incurring such obligations (except to the extent that the relevant calculation does not otherwise account for the obligations of the Borrower, the Parent or such Combined Party giving the guaranty, in which case it shall constitute the Unsecured Debt of the Borrower, the Parent or the Combined Party directly incurring the underlying unsecured obligations). For purposes of calculating the financial covenants contained in this Agreement, obligations of the Borrower, the Parent or any Combined Party pursuant to the terms of any letter of credit shall be treated in the same manner as a guaranty.
“Unsecured Leverage Ratio” means, as of any date of determination, the ratio of (a) Unsecured Debt of the Combined Parties as of such date, to (b) the sum, without duplication, of (i) the total Value of Income Producing Assets and Value of Non-Income Producing Assets that are Unencumbered Properties, plus (ii) the Value of Liquid Assets (which items are: (A) owned entirely by Combined Parties whose Capital Stock, in each case, is at least 85% owned, directly or indirectly, by the Parent; and (B) not encumbered other than by Permitted Liens described in clauses (a) or (b) of the definition thereof), in each case, as of such date; provided, however, that, in calculating clause (b) of this definition, (v) the value contributed to such calculation related to Unencumbered Properties held by parties that are not Consolidated Entities Wholly-Owned by the Parent shall not exceed 20% of the total of clause (b) (with any such excess being excluded from the calculation of clause (b)), (w) the value contributed to such calculation related to Liquid Assets held by parties that are Consolidated Entities that are not Wholly-Owned by the Parent but are at least 85% owned, directly or indirectly, by the Parent shall not exceed $50,000,000 (with any such excess being excluded from the calculation of clause (b)), (x) the value contributed to such calculation related to Non-Income Producing Assets and Liquid Assets included in clause (b) of the definition of “Liquid Assets” shall not exceed 25% of the total of clause (b) (with any such excess being excluded from the calculation of clause (b)), (y) the value contributed to such calculation related to Non-Income Producing Assets that are entitled Land Assets shall not exceed 10% of the total of clause (b) (with any such excess being excluded from the calculation of clause (b)) and (z) the value contributed to such calculation related to Liquid Assets included in clause (b) of the definition of “Liquid Assets” shall not exceed 15% of the total of clause (b) (with any such excess being excluded from the calculation of clause (b)).
“U.S. Government Securities Business Day” means any day, except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code; provided that for purposes of Sections 5.24 and 7.16, “U.S. Person” means any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(g)(ii)(B)(3).
“Value of Income Producing Assets” means, as of any date, the aggregate value of each Income Producing Asset existing as of such date, where the value of each such Income Producing Asset equals: the product of (a) the Adjusted Consolidated EBITDA for the most recent calendar quarter for which financial statements of the Borrower, the Parent and its Consolidated Entities are then available, allocable to such Income Producing Assets, (y) multiplied by four (4), then (z) divided by the Applicable Capitalization Rate, multiplied by (b) and without duplication (i) if such asset is owned by the Borrower, the Parent or any Consolidated Entity, 100% (adjusted, in the case of such an asset owned by a

Consolidated Entity, appropriately to reflect the relative direct and indirect economic interest (calculated as a percentage) of the Borrower or the Parent in such Consolidated Entity determined in accordance with the applicable provisions of the organizational documents of such Consolidated Entity), and (ii) if such asset is owned by an Unconsolidated Entity, the percentage of the Borrower’s or the Parent’s direct or indirect ownership in the Unconsolidated Entity owning such asset; provided, however, that (A) if any Income Producing Asset (for the purpose of clarity, other than any assets which qualify as New Acquisitions in accordance with their applicable cutoff dates) has been an Income Producing Asset for a period of less than four (4) calendar quarters, then such Income Producing Asset will be assigned a value which is the greater of (1) the value of such asset determined in accordance with clauses (a) and (b) above, and (2) the value of such asset determined in accordance with clauses (a) and (b) of the definition of “Value of Non-Income Producing Assets”; and (B) notwithstanding anything in this Agreement to the contrary, each New Acquisition, in each case, shall be assigned a value which is the greater of (i) the value of such asset determined in accordance with clauses (a) and (b) above and (ii) the value of such asset determined in accordance with clauses (a) and (b) of the definition of “Value of Non-Income Producing Assets”, for all dates prior to the applicable New Acquisition Cutoff Date; provided that, at any time the Borrower may deliver to the Administrative Agent written notice of the Borrower’s election to have the provisions of this clause (B) no longer apply to any specified New Acquisition, in which event such specified New Acquisition shall be assigned a value as otherwise determined pursuant to this Agreement at all times thereafter (without regard to the other terms of this clause (B)).
“Value of Liquid Assets” means, as of any date, the sum of (a) the amount of cash included in Liquid Assets, plus (b) an amount equal to (i) the market value of any marketable securities included in Liquid Assets, less (ii) to the extent not included in Total Debt, any margin indebtedness with respect thereto, plus (c) the book value of notes receivable secured by a mortgage instrument with a valid and enforceable first priority mortgage lien on a fee or leasehold interest held by the debtor in the applicable real estate assets and included in Liquid Assets (where the fair market value of such real estate assets is greater than or equal to 110% of the amount of indebtedness secured thereby); provided that, with respect to each asset and without duplication, the respective amounts used in calculating clauses (a), (b) and (c) above shall be multiplied by (1) if such asset is owned by the Borrower, the Parent or any Consolidated Entity, 100% (adjusted, in the case of such an asset owned by a Consolidated Entity, appropriately to reflect the relative direct and indirect economic interest (calculated as a percentage) of the Borrower or the Parent in such Consolidated Entity determined in accordance with the applicable provisions of the organizational documents of such Consolidated Entity), and (2) if such asset is owned by an Unconsolidated Entity, the percentage of the Borrower’s or the Parent’s direct or indirect ownership in the Unconsolidated Entity owning such asset.
“Value of Non-Income Producing Assets” means on any calculation date, the aggregate value of all Non-Income Producing Assets existing as of such date, where the value of each such Non-Income Producing Asset is equal to the product of (a) the cost of such asset, less any applicable impairment charges or other write-downs, reported through the date of the most recent financial statements of the Borrower, the Parent and its Consolidated Entities in accordance with GAAP, times (b) and without duplication (i) if such asset is owned by the Borrower, the Parent or any Consolidated Entity, 100% (adjusted, in the case of such an asset owned by a Consolidated Entity, appropriately to reflect the relative direct and indirect economic interest (calculated as a percentage) of the Borrower or the Parent in such Consolidated Entity determined in accordance with the applicable provisions of the organizational documents of such Consolidated Entity), or (ii) if such asset is owned by an Unconsolidated Entity, the percentage of the Borrower’s or the Parent’s direct or indirect ownership in the Unconsolidated Entity owning such asset.

“Wholly-Owned” means (i) with respect to the ownership by any Person of any real property, that 100% of the ownership of such real property is held, directly or indirectly, by such Person, and (ii) with respect to the ownership by any Person (“Person A”) of any Capital Stock of any other Person (“Person B”), that 100% of the Capital Stock of such Person B is held, directly or indirectly, by such Person A.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02Other Interpretive Provisions
. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)(i)    The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(i)Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
(ii)The term “including” is by way of example and not limitation.
(iii)The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(c)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.
(d)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(e)Notwithstanding anything to the contrary herein or in any other Loan Document, the Borrower and each of its Wholly-Owned Subsidiaries shall be deemed to be Wholly-Owned Subsidiaries of the Parent.
1.03Accounting Terms.
(a)All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP (except as provided in this Agreement with respect to Investment Entities) applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.
(b)If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the foregoing, the treatment of leases under GAAP as of the Closing Date will be maintained for all purposes under this Agreement for all existing and new leases after the Closing Date.
1.04Rounding
. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05References to Agreements and Laws
. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
1.06Times of Day
. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.07Letter of Credit Amounts
. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that, with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.08Interest Rates
. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection  of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.
II.THE COMMITMENTS AND CREDIT EXTENSIONS.
2.01Revolving Credit Loans
. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans in Dollars (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time (on any Business Day during the Availability Period) in an aggregate amount not to exceed at any time the amount of such Lender’s Revolving Credit Commitment; provided, however, that, after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Aggregate Revolving Credit Commitments, (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Revolving Credit Commitment, (iii) the aggregate Unsecured Debt of the Borrower and the Combined Parties (including any requested or pending Credit Extension) shall not exceed the amount permitted pursuant to Section 7.03(a) hereof and (iv) the aggregate number of Revolving Credit Loans made in any calendar month shall not exceed eight (8). Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01. Revolving Credit Loans may be Term SOFR Rate Loans, Daily SOFR Rate Loans, or Base Rate Loans, as further provided herein.
2.02Borrowings, Conversions and Continuations of Loans.
(a)(i)    Each Revolving Credit Borrowing, each conversion of Revolving Credit Loans from one Type to the other, and each continuation of Term SOFR Rate Loans shall be made upon irrevocable notice from the Borrower to the Administrative Agent, which may be given by (A) telephone, or (B) a Revolving Credit Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Revolving Credit Loan Notice. Each such Revolving Credit Loan Notice must be received by the Administrative Agent (I) on the date of the request for any Revolving Credit Borrowing or conversion of Daily SOFR Rate Loans or Base Rate Loans, provided, that, for a request of Daily SOFR Rate Loans or Base Rate Loans, such Revolving Credit Loan Notice must be received by the Administrative Agent not later than 11:00 a.m., otherwise, such Revolving Credit Loan Notice shall be deemed to be a request for a Daily SOFR Rate Loan or Base Rate Loan on the next Business Day, and (II) not later than 11:00 a.m. two (2) Business Days prior to the requested date of any Revolving Credit Borrowing of, conversion to or continuation of Term SOFR Rate Loans or conversion of Term SOFR Rate Loans to Daily SOFR Rate Loans or Base Rate Loans. Each Revolving Credit Borrowing of, conversion to or continuation of Term SOFR Rate Loans or

Daily SOFR Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Revolving Credit Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Revolving Credit Loan Notice (whether telephonic or written) shall specify (v) whether the Borrower is requesting a Revolving Credit Borrowing, a conversion of Revolving Credit Loans from one Type to the other, or a continuation of Term SOFR Rate Loans, (w) the requested date of the applicable Revolving Credit Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (x) the principal amount of Revolving Credit Loans to be borrowed, converted or continued, (y) the Type of Revolving Credit Loans to be borrowed or to which existing Revolving Credit Loans are to be converted, and (z) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Revolving Credit Loan or Term SOFR in a Revolving Credit Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation of Term SOFR Rate Loans, then the applicable Revolving Credit Loans shall be made as, or converted to, Daily SOFR Rate Loans. Any such automatic conversion to Daily SOFR Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Revolving Credit Loans. If the Borrower requests a Term SOFR Rate Loan, or a conversion to or continuation of Term SOFR Rate Loans in any such Revolving Credit Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.
(b)Following receipt of a Revolving Credit Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Pro Rata Share of the applicable Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Daily SOFR Rate Loans described in the preceding subsection. In the case of a Revolving Credit Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than Administrative Agent’s Office not later than: (A) 12:00 p.m., Eastern time, on the Business Day specified in the applicable Loan Notice for notices related to Term SOFR Rate Loans; (B) 3:00 p.m., Eastern time, on the Business Day specified in the applicable Loan Notice for notices related to Base Rate Loans; or (C) 3:00 p.m., Eastern time, on the Business Day specified in the applicable Loan Notice for notices related to Daily SOFR Rate Loans; provided, in each case, that nothing contained in this sentence shall be deemed to alter the requirements contained in the previous sentence for timely delivery of notices relating to Base Rate Loans, Daily SOFR Rate Loans or Term SOFR Rate Loans. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Revolving Credit Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
(c)The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Rate Loans upon determination of such interest rate.
(d)Without limitation of any other conditions herein, a Revolving Credit Borrowing or continuation of, or conversion to, Term SOFR Rate Loans shall not be permitted if:
(i)an Event of Default or a Default has occurred and is continuing and has not been waived by Required Lenders or all Lenders, as applicable;
(ii)after giving effect to the requested Revolving Credit Borrowing or continuation of, or conversion to, Term SOFR Rate Loans, the sum of all Revolving Credit Exposures would exceed the Aggregate Revolving Credit Commitments;

(iii)the requested Revolving Credit Borrowing or continuation of or conversion to Term SOFR Rate Loans would cause more than fifteen (15) Interest Periods to be in effect at any one time for Term SOFR Rate Loans, after giving effect to all Term SOFR Rate Loans, all conversions of Revolving Credit Loans from one Type to another, and all continuations of Revolving Credit Loans as the same Type;
(iv)the amount of Term SOFR Rate Loans requested in the request for Revolving Credit Borrowing or continuation of or conversion to Term SOFR Rate Loans is not in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof;
(v)the requested interest period does not conform to the definition of Interest Period herein; or
(vi)any of the circumstances referred to in Section 3.03 shall apply with respect to the requested Revolving Credit Borrowing or continuation of, or conversion to, Term SOFR Rate Loans.
(e)The Borrower may not request a Revolving Credit Borrowing of, or conversion to, Base Rate Loans unless Daily Simple SOFR Loans and Term SOFR Rate Loans are unavailable, as further provided herein.
(f)With respect to Term SOFR and Daily Simple SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
(g)Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.
2.03Letters of Credit.
(a)General. Subject to the terms and conditions set forth herein, in addition to the Revolving Credit Loans provided for in Section 2.01, the Borrower may request that any L/C Issuer, in reliance on the agreements of the Revolving Lenders set forth in this Section 2.03, to issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars for its own account or the account of any of its Subsidiaries in such form as is acceptable to the Administrative Agent and such L/C Issuer in their reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Credit Commitments.
(b)Notice of Issuance, Amendment, Extension, Reinstatement or Renewal. To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), the Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable L/C Issuer) to an L/C Issuer selected by it and to the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with clause (d) of this Section 2.03), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit. If requested by the applicable L/C Issuer, the Borrower also shall submit a Letter of Credit Application in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Letter of Credit Application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
If the Borrower so requests in any applicable Letter of Credit Application (or the amendment of an outstanding Letter of Credit), the applicable L/C Issuer shall agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”) so long as no Default exists on the renewal date or would be caused by such renewal; provided that any such Auto-Extension Letter of Credit shall permit such L/C Issuer to prevent any such extension at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve (12) month period to be agreed upon by the Borrower and the applicable L/C Issuer at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 2.03; provided that such L/C Issuer shall not (i) permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one year from the then-current expiration date) or (B) it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent that the Required Revolving Credit Lenders have elected not to permit such extension or (ii) be obligated to permit such extension if it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Lender or the Borrower that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.
(c)Limitations on Amounts, Issuance and Amendment. A Letter of Credit shall be issued, amended, extended, reinstated or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal (i) the aggregate L/C Obligations shall not exceed the Letter of Credit Sublimit, (ii) the Revolving Credit Exposure of any Revolving Lender shall not exceed its Revolving Credit Commitment, (iii) the sum of the total Revolving Credit Exposures shall not exceed the Aggregate Revolving Credit Commitments, and (iv) the aggregate undrawn amount of all outstanding Letters of Credit issued by any L/C Issuer plus the aggregate amount of all Unreimbursed Amounts pursuant to any Letter of Credit issued by such L/C Issuer does not exceed such L/C Issuer’s Letter of Credit Commitment.

(i)No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(A)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;
(B)the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;
(C)except as otherwise agreed by Administrative Agent and such L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000;
(D)any Revolving Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to L/C Issuer (in its sole discretion) with the Borrower or such Revolving Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or
(E)the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.
(ii)No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(d)Expiration Date. Each Letter of Credit shall have a stated expiration date no later than the earlier of (i) the date twelve (12) months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, twelve (12) months after the then current expiration date of such Letter of Credit), and (ii) the date that is one year after the Maturity Date with respect to the Revolving Credit Facility then in effect (or, if such day is not a Business Day, the next preceding Business Day) (the “Letter of Credit Expiration Date”), provided that such Letter of Credit is Cash Collateralized pursuant to Section 2.03(m) at least ten (10) days prior to the Maturity Date then in effect with respect to the Revolving Credit Facility.
(e)Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the expiration date thereof), and without any further action on the part of the applicable L/C Issuer or the Revolving Lenders, such L/C Issuer hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such L/C Issuer, a participation in such Letter of Credit equal to such Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this clause (e) in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Aggregate Revolving Credit Commitments.
In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent, for account of the applicable L/C Issuer, such Revolving Lender’s Pro Rata Share of each L/C Disbursement made by an L/C Issuer not later than 1:00 p.m. on the Business Day specified in the notice provided by the Administrative Agent to the Revolving Lenders pursuant to Section 2.03(f) until such L/C Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason, including after the Maturity Date with respect to the Revolving Credit Facility. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.02 with respect to Revolving Credit Loans made by such Revolving Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable L/C Issuer the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to Section 2.03(f), the Administrative Agent shall distribute such payment to the applicable L/C Issuer or, to the extent that the Revolving Lenders have made payments pursuant to this clause (e) to reimburse such L/C Issuer, then to such Lenders and such L/C Issuer as their interests may appear. Any payment made by a Revolving Lender pursuant to this clause (e) to reimburse an L/C Issuer for any L/C Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement.
Each Revolving Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Revolving Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit at each time such Revolving Lender’s Revolving Credit Commitment is amended pursuant to the operation of Section 2.12 or 2.13 as a result of an assignment in accordance with Section 10.06 or otherwise pursuant to this Agreement.
(f)Reimbursement. If an L/C Issuer shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such L/C Issuer in respect of such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon on (i) the Business Day that the Borrower receives notice of such L/C Disbursement, if such notice is received prior to 10:00 a.m. or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such L/C Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 that such payment be financed with a Revolving Credit Borrowing of Daily SOFR Rate Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit Borrowing of Daily SOFR Rate Loans. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof (the “Unreimbursed Amount”) and such Revolving Lender’s Pro Rata Share thereof.
(g)Obligations Absolute. The Borrower’s obligation to reimburse L/C Disbursements as provided in clause (f) of this Section 2.03 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

(i)any lack of validity or enforceability of this Agreement, any other Loan Document or any Letter of Credit, or any term or provision herein or therein;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)waiver by any L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Borrower or any waiver by such L/C Issuer which does not in fact materially prejudice the Borrower;
(v)honor of a demand for payment presented electronically even if such Letter of Credit required that demand be in the form of a draft;
(vi)any payment made by L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
(vii)payment by the applicable L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit; or any payment made by any L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or
(viii)any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.03, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.
The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against each L/C Issuer and its correspondents unless such notice is given as aforesaid.
None of the Administrative Agent, the Revolving Lenders, any L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the applicable L/C Issuer or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the applicable L/C Issuer; provided that the foregoing shall not be construed to excuse an L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Applicable Law) suffered by the Borrower that are caused by such L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an L/C Issuer (as finally determined by a court of competent jurisdiction), an L/C Issuer shall be deemed to have exercised care in each such determination, and that:
(ix)an L/C Issuer may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation;
(x)an L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit;
(xi)an L/C Issuer shall have the right, in its reasonable discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and
(xii)this sentence shall establish the standard of care to be exercised by an L/C Issuer when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by Applicable Law, any standard of care inconsistent with the foregoing).
Without limiting the foregoing, none of the Administrative Agent, the Revolving Lenders, any L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of (i) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (ii) an L/C Issuer declining to take-up documents and make payment (A) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor or (B) following a Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or (iii) an L/C Issuer retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to such L/C Issuer.
(h)Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrower when a Letter of Credit is issued by it (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrower for, and no L/C Issuer’s rights and remedies against the Borrower shall be impaired by, any action or inaction of any L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where any L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute

of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(i)Each L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.
(j)Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit Fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate from time to time in effect for the Revolving Credit Facility times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date after the Closing Date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate for the Revolving Credit Facility during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate for the Revolving Credit Facility separately for each period during such quarter that such Applicable Rate for the Revolving Credit Facility was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Credit Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(k)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the applicable L/C Issuer for its own account a fronting fee for each Letter of Credit issued by such L/C Issuer equal to 0.125% per annum times the daily amount available to be drawn under such Letter of Credit. Such fronting fee for each Letter of Credit shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter within five (5) days of demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. In addition, the Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit issued by such L/C Issuer as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(l)Interim Interest. If the L/C Issuer for any Letter of Credit shall make any L/C Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that if the Borrower fails to reimburse such L/C Disbursement when due pursuant to clause (f) of this Section 2.03, then Section 2.07(b)(i) shall apply. Interest accrued pursuant to this clause (k) shall be for account of such L/C Issuer, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to clause (f) of this Section 2.03 to reimburse such L/C Issuer shall be for account of such Revolving Lender to the extent of such payment..

(m)Replacement of L/C Issuer. Any L/C Issuer may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced L/C Issuer and, if applicable, any successor L/C Issuer. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an L/C Issuer. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to Section 2.03(i). From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to include such successor or any previous L/C Issuer, or such successor and all previous L/C Issuer, as the context shall require. After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(n)Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Revolving Credit Lenders (or, if the maturity of the Revolving Credit Loans has been accelerated, Required Revolving Credit Lenders with L/C Obligations representing at least 66-2/3% of the total L/C Obligations) demanding the deposit of Cash Collateral pursuant to this clause (m), the Borrower shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent (the “Collateral Account”) an amount in cash equal to the Minimum Collateral Amount as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (f) of Section 8.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. In addition, and without limiting the foregoing or clause (d) of this Section 2.03, if any L/C Obligations remain outstanding after the expiration date specified in said clause (d), the Borrower shall immediately deposit into the Collateral Account an amount in cash equal to 10% of such L/C Obligations as of such date plus any accrued and unpaid interest thereon.
(o)The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Collateral Account. Moneys in the Collateral Account shall be applied by the Administrative Agent to reimburse each L/C Issuer for L/C Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Obligations at such time or, if the maturity of the Revolving Credit Loans has been accelerated (but subject to the consent of the Required Revolving Credit Lenders with L/C Obligations representing 66-2/3% of the total L/C Obligations), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.
(p)Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(q)Letters of Credit Issued for Consolidated Entities/Unconsolidated Entities. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Consolidated Entity or Unconsolidated Entity, the Borrower shall (i) be required to sign the applicable Letter of Credit Application and (ii) be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any Consolidated Entity and/or any Unconsolidated Entity inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Persons.
2.04Prepayments.
(a)The Borrower may, upon written notice to the Administrative Agent, at any time or from time to time (A) voluntarily prepay Base Rate Loans in whole or in part without premium or penalty, (B) voluntarily prepay Daily SOFR Rate Loans in whole or in part without premium or penalty and (C) voluntarily prepay Term SOFR Rate Loans in whole or in part on the last day of the applicable Interest Period without premium or penalty; provided that (1) such notice must be in a form reasonably acceptable to the Administrative Agent (which, subject to Section 3.05, may be conditioned upon closing of another transaction or the occurrence of another event) and be received by the Administrative Agent not later than 1:00 p.m. (A) two (2) Business Days prior to any date of prepayment of any Term SOFR Rate Loans, (B) one (1) Business Day prior to any date of prepayment of any Daily SOFR Rate Loans and (C) on the date of prepayment of Base Rate Loans; (2) any prepayment of Term SOFR Rate Loans or Daily SOFR Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, following the date on which any Incremental Term Facility becomes effective pursuant to the terms of this Agreement, whether the Loans to be prepaid are Term Loans or Revolving Credit Loans (or any applicable combination thereof) (and in the absence of any designation in such notice as to which Facility to prepay, prepayment amounts shall be applied to Revolving Credit Loans). The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of any Loan shall be accompanied by all accrued interest on the amount prepaid, together with, in the case of any Term SOFR Rate Loan, any additional amounts required pursuant to Section 3.05. Subject to Section 2.15, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Share.
(b)If for any reason the Total Revolving Credit Outstandings at any time exceed the Revolving Credit Commitments then in effect or the aggregate Unsecured Debt of the Borrower and the Combined Parties (including any requested or pending Credit Extension) exceeds the amount permitted pursuant to Section 7.03(a) hereof, the Borrower shall immediately prepay Revolving Credit Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess, as applicable; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.04(b) unless after the prepayment in full of the Revolving Credit Loans, the Total Revolving Credit Outstandings exceed the Aggregate Revolving Credit Commitments then in effect.
2.05Termination or Reduction of Revolving Credit Commitments; Increases of Facilities.
(a)Voluntary Terminations or Reductions. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Credit Commitments, or from time to time permanently and irrevocably reduce the Revolving Credit Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Aggregate Revolving Credit Commitments. Any reduction of the Aggregate Revolving Credit Commitments shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender according to its Pro Rata Share. All fees accrued until the effective date of any termination of the Aggregate Revolving Credit Commitments shall be paid on the effective date of such termination.
(b)Voluntary Increases in the Facilities.
(i)Availability. Following the Closing Date and subject to the conditions of this Section 2.05, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time request the addition of one or more tranches of term loans (an “Incremental Term Facility”) and/or increases in the Aggregate Revolving Credit Commitments (“Incremental Revolving Commitments”) by an amount not exceeding, in the aggregate, $800,000,000; provided that, unless otherwise agreed by the Administrative Agent that any such request for an increase or the addition of a term loan tranche shall be in a minimum amount of $25,000,000 and in increments of $5,000,000 in excess thereof, or if less, the entire remaining available amount. At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders) and the Borrower may also invite prospective lenders to respond.
(ii)Lender Elections. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to provide a portion of the Incremental Term Facility and/or Incremental Revolving Commitments and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested Incremental Term Facility and/or Incremental Revolving Commitments. Any Lender not responding within such time period shall be deemed to have declined to provide a portion of the Incremental Term Facility and/or Incremental Revolving Commitments, as applicable. Each prospective lender shall notify the Administrative Agent within such time period whether or not it agrees to fund any portion of the requested Incremental Term Facility or Incremental Revolving Commitments and, if so, by what amount. Any prospective lender not responding within such time period shall be deemed to have declined to fund any portion of the Incremental Term Facility or Incremental Revolving Commitments, as applicable.
(iii)Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrower and each Lender of the Lenders’ and prospective lenders’ responses to each request made hereunder. To achieve the full amount of a requested Incremental Term Facility or Incremental Revolving Commitments, the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent, the Borrower and their respective counsel. If any prospective lender agrees to fund any portion of the requested Incremental Term Facility or Incremental Revolving Commitments (an “Additional Lender”), such Additional Lender shall become a Lender hereunder pursuant to such joinder agreement, provided that such Additional Lender shall have been approved by the Administrative Agent and, if such Additional Lender has agreed to fund a portion of the Incremental Revolving Commitments by the L/C Issuers (in each case, such approval not to be unreasonably withheld or delayed).
(iv)Effective Date and Allocations. If the Incremental Term Facility and/or Incremental Revolving Commitments are effected in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (the “Increase

Effective Date”) and the final allocations of such Incremental Term Facility and/or Incremental Revolving Commitments which, for any existing Lender participating in such Incremental Term Facility or Incremental Revolving Commitments, need not be ratable in accordance with their respective Pro Rata Shares prior to such increase). The Administrative Agent shall promptly notify the Borrower and the Lenders of such final allocations and the Increase Effective Date.
(v)Conditions to Effectiveness of Increase. As a condition precedent to any such increase, the Borrower shall (A) pay (I) to the Arrangers, the Accordion Arrangement Fees (as defined in the Fee Letter) required by the Fee Letter in connection with such increase in the applicable Facility, (II) to the Administrative Agent for the account of the Lenders participating in the increase of the applicable Facility, upfront fees in amounts mutually agreeable to the Administrative Agent, the Syndication Agent, such Lenders and the Borrower, and (III) all reasonable costs and expenses (including Attorney Costs) incurred by the Administrative Agent in documenting or implementing such increase regardless of whether the Arrangers are able to syndicate the amount of the requested increase; provided, however, that the Borrower shall not pay any fees for increased amounts until such time as the increase occurs; (B) deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date signed by a Responsible Officer of or on behalf of such Loan Party (I) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (II) in the case of the Borrower, certifying that, before and after giving effect to such increase and the use of the proceeds thereof, (x) the Loan Parties shall be in compliance, on a pro forma basis, with Sections 7.03 and 7.10, (y) the representations and warranties contained in Article V and the other Loan Documents are true and correct, in all material respects (except, if a qualifier relating to materiality or Material Adverse Effect or a similar concept already applies, such representation or warranty shall be required to be true and correct in all respects), on and as of the Increase Effective Date, except to the extent of changes resulting from matters permitted under the Loan Documents or other changes in the ordinary course of business not having a Material Adverse Effect, and except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct, in all material respects (except, if a qualifier relating to materiality or Material Adverse Effect or a similar concept already applies, such representation or warranty shall be required to be true and correct in all respects), as of such earlier date, and except that for purposes of this Section, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (z) no Default or Event of Default exists as of the Increase Effective Date, and (C) at least three (3) days prior to such increase, cause any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation to deliver, to each Additional Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party. To the extent that the increase shall take the form of an Incremental Term Facility, this Agreement shall be amended as provided in clause (vi) below.
(vi)Rank; Amendments. Each Incremental Term Facility (A) shall rank pari passu in right of payment with the Revolving Credit Facility, (B) shall not mature earlier than the maturity date of the Revolving Credit Facility and (C) shall not contain additional or different covenants or financial covenants which are more restrictive in any material respect than the covenants applicable to the Revolving Credit Facility unless either such covenants benefit all of the Lenders or are otherwise consented to in writing by the Administrative Agent. Each Incremental Term Facility or Incremental Revolving Commitments shall be evidenced by an amendment (an “Incremental Facility Amendment”) to this Agreement executed by the Loan Parties, each existing Lender agreeing to provide any portion of such Incremental Term Facility or Incremental Revolving Commitments, each Additional Lender, if any, and the Administrative Agent. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to the Loan Documents as are determined by the Administrative

Agent to be reasonably necessary to include such borrowing and payment terms as are customary for a term loan facility of this type and otherwise to effect the provisions of this clause (vi). Without limitation of the below cost and yield protection provisions, in the event any Incremental Revolving Commitments result in breakage or redeployment costs to the Lenders, the Borrower shall pay such costs in accordance with Section 3.05. For the purpose of clarity, the Borrower shall prepay any Revolving Credit Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Pro Rata Shares arising from any non-ratable increase in the Revolving Credit Commitments which may result from any such Incremental Revolving Commitments. No Incremental Revolving Commitments shall increase the sublimit for Letters of Credit without the consent of the L/C Issuers.
(vii)Conflicting Provisions. This Section shall supersede any provisions in Section 2.12 or 10.01 to the contrary.
(c)General. The Administrative Agent will promptly notify the Lenders of any such notice of increase, termination or reduction of any Facility. To the extent any Facility is increased pursuant to clause (b) above, all Lenders (including both previously-existing and new Lenders) may request new Notes reflecting their respective Pro Rata Share of such Facility and new Lenders shall, to the extent necessary to cause the outstanding principal amount of the Loans and other Obligations allocable to each Lender to equal each such Lender’s Pro Rata Share, fund Loans directly to the other Lenders, as directed by the Administrative Agent. Upon the request of any Lender made through the Administrative Agent, the Borrower hereby agrees to execute and deliver any new Notes requested pursuant to this Section 2.05 to evidence the Loans made by the Lenders (provided that any Notes being replaced are either returned, cancelled or marked as replaced) and acknowledges, consents and agrees to the funding by any new Lenders of Loans pursuant to the previous sentence for the purpose of causing the Outstanding Amount of such Loans to equal each Lender’s applicable Pro Rata Share.
2.06Repayment of Loans
. The Borrower shall repay to the Administrative Agent (i) for the benefit of the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility, the aggregate principal amount of all Revolving Credit Loans outstanding on such date, and (ii) if any Incremental Term Facility is in effect, for the benefit of the Term Facility Lenders on the Maturity Date for such Incremental Term Facility, the aggregate principal amount of all Term Loans outstanding on such date, under such Incremental Term Facility.
2.07Interest.
(a)Subject to the provisions of subsection (b) below, (i) each Daily SOFR Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to Daily Simple SOFR plus the Applicable Rate for SOFR Loans; (ii) each Term SOFR Rate Loan for any Interest Period shall bear interest on the outstanding principal amount thereof at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate for SOFR Loans; and (iii) each Base Rate Loan under the Facility shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate for such Interest Period plus the Applicable Rate for Base Rate Loans.
(b)
(i)If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable

Laws (until such time as such payment is made and all Events of Default existing under this Agreement are cured, at which point the Default Rate shall no longer be applied).
(ii)If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid by the date on which such failure to pay constitutes an Event of Default hereunder (whether as a result of the stated maturity of any Obligations, by acceleration or otherwise), then, unless otherwise agreed to by the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws (until such time as all Events of Default existing under this Agreement are cured, at which point the Default Rate shall no longer be applied).
(iii)Upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder from the date of such Event of Default at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws (until such time as all Events of Default existing under this Agreement are cured, at which point the Default Rate shall no longer be applied).
(iv)Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.08Fees
. In addition to certain fees described in Sections 2.03(i) and 2.03(j):
(a)Facility Fee. In consideration of the Revolving Credit Commitments of the Revolving Credit Lenders hereunder, the Borrower shall pay to the Administrative Agent (for the benefit of the Revolving Credit Lenders) a facility fee equal to the Applicable Rate (based on a three hundred sixty-five (365) day year) times the actual daily amount of the Aggregate Revolving Credit Commitments (or, if the Aggregate Revolving Credit Commitments have terminated, on the Outstanding Amount of all Revolving Credit Loans and L/C Obligations), regardless of usage (the “Facility Fee”). The Facility Fee shall accrue at all times during the Availability Period (and thereafter so long as any Revolving Credit Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the first day of each calendar quarter, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period (and, if applicable, thereafter on demand). All Facility Fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. The Facility Fee shall commence to accrue on the Closing Date. Notwithstanding the foregoing, each Lender that is a Defaulting Lender shall be entitled to receive fees payable under this Section 2.08(a) for any period during which such Lender is a Defaulting Lender only to the extent allocable to the sum of (i) the outstanding principal amount of the Revolving Credit Loans funded by it, plus (ii) its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.
(b)Other Fees. The Borrower shall, without duplication, pay to the Arrangers and the Administrative Agent the fees described in the Fee Letter in the amounts and at the times specified in the Fee Letter. Bank of America shall pay to the Lenders that portion of such fees paid to it by the Borrower that represent the upfront fees specified in the Fee Letter as being payable to such Lenders. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.09Computation of Interest and Fees; Retroactive Adjustments of Applicable Rates.
(a)All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a three hundred sixty-five (365) day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one (1) day.
(b)If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason (i) the Consolidated Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall within five (5) Business Days and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period (after giving credit to any confirmed overpayments for prior periods determined in such restatement). This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Section 2.03(i), 2.03(k), 2.07 or under Article VIII. The Borrower’s obligations under this paragraph shall survive termination of the Commitments and the repayment of all other Obligations hereunder for a period of two (2) years from the date of termination of the Commitments and the repayment of all the Obligations hereunder.
2.10Evidence of Debt.
(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Credit Note or Term Note, as applicable, which shall evidence such Lender’s Loans in addition to such accounts or records. The Administrative Agent or each Lender (as applicable) may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)In addition to the accounts and records referred to in subsection (a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Credit Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.11Payments Generally; Administrative Agent’s Clawback.
(a)General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)(i)     Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Loans that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made the by Borrower, the interest rate applicable to Daily SOFR Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(i)Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable L/C Issuer, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or the applicable L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or any L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(c)A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.
(a)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(b)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 10.04(c)  are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
(c)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(d)Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.
2.12Sharing of Payments
. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such participations and accrued interest thereon greater than its applicable Pro Rata Share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section 2.12 shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.14, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff (but subject to Section 10.08) and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
2.13Maturity Dates.
(a)Maturity Date for Revolving Credit Facility. Subject to the provisions of clause (b) of this Section 2.13, the Borrower shall, on April 1, 2031 (the “Maturity Date” with respect to the Revolving Credit Facility), cause the Obligations in respect of the Revolving Credit Facility (including, without limitation, all outstanding principal and interest on the Revolving Credit Loans and all fees, costs and expenses due and owing under the Loan Documents in respect of the Revolving Credit Facility) to be Fully Satisfied.
(b)Satisfaction of Obligations Upon Acceleration. Notwithstanding anything contained herein or in any other agreement to the contrary, to the extent any of the Obligations are accelerated pursuant to the terms hereof (including, without limitation, Section 8.02), the Borrower shall, immediately upon the occurrence of such acceleration, cause such accelerated Obligations to be Fully Satisfied.
2.14Cash Collateral.
(a)Certain Credit Support Events. If (i) an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Cash Collateral Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrower shall immediately (in the case of clauses (i), (ii) and (iii) above) or within two (2) Business Days (in all other cases) following any request by the Administrative Agent or an L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by the Defaulting Lender). Notwithstanding anything to the contrary herein, the Borrower may pay in full the applicable Minimum Collateral Amounts pursuant to clauses (i), (ii), (iii) and (iv) above or, in the sole discretion of the applicable L/C Issuer, provide other credit support acceptable to the applicable L/C Issuer, in each case, as opposed to providing the required Cash Collateral.
(b)Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuers as herein provided, or that the total applicable amount of such Cash Collateral is less than the applicable Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more interest bearing Controlled Accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all reasonable and customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.
(c)Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 2.04, 2.15 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))), (ii) upon satisfaction in full of all the Obligations or (iii) the determination by the Administrative Agent and the applicable L/C Issuers that there exists excess Cash Collateral; provided, however, that (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the applicable L/C Issuers may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.15Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.
(ii)Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the applicable L/C Issuers hereunder; third, to Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the applicable Commitments hereunder without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender and to the extent allocated to the repayment of principal shall not be considered outstanding under this Agreement, and each Lender irrevocably consents hereto. Nothing in this Section 2.15(a)(ii) shall be deemed to be a waiver of any rights of Borrower against a Defaulting Lender.
(iii)Certain Fees.
(A)Each Defaulting Lender shall be entitled to receive fees payable under Sections 2.08(a) and 2.08(b) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the Revolving Credit Loans funded by it, and (2) its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.
(B)Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.
(C)With respect to any fee payable under Section 2.08(a) or (b) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to the Administrative Agent for the account of each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Administrative Agent for the account of the applicable L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender to the extent Borrower has not Cash Collateralized such exposure or otherwise provided other credit support as provided herein, and (z) not be required to pay the remaining amount of any such fee.
(iv)Reallocation of Pro Rata Shares to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares with respect to the Revolving Credit Facility (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate amount of any Non-Defaulting Lender’s outstanding Revolving Credit Loans and its participations in L/C Obligations to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 10.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)Cash Collateral. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, within two (2) Business Days and without prejudice to any right or remedy available to it hereunder or under Applicable Law, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.14.
(b)Defaulting Lender Cure. If the Borrower, the Administrative Agent and the L/C Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Revolving Credit Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Revolving Credit Lenders in accordance with their Pro Rata Shares with respect to the Revolving Credit Facility (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender; and provided, further, that, subsequent to the time when each applicable Lender has ceased to be a Defaulting Lender, the Cash Collateral or other credit support provided by the Borrower and such Lender pursuant to the terms hereof shall be released to the applicable party.
2.16Tax Driven Lease Transactions
. Subject to the Loan Parties’ compliance with Section 7.13 of this Agreement, the Lenders agree that, for so long as any real property asset of the Combined Parties is subject to a Tax Driven Lease Transaction, such property shall be treated as being owned in fee (despite that the ownership interest is a leasehold interest) by the applicable Combined Parties for all purposes under this Agreement; provided, however, that, in any calculations under this Agreement related to a Tax Driven Lease Transaction asset owned by a Combined Party that is not Wholly-Owned by the Parent, such calculations shall only give credit for the share of such Tax Driven Lease Transaction asset owned by the Parent, the Borrower or other Combined Parties. Furthermore, for so long as net cash received (whether in the form of interest on bonds or otherwise) in connection with any Tax Driven Lease Transaction equals the net cash paid (whether in the form of rent or otherwise) under the applicable Tax Driven Lease Transaction Documents, such amounts shall be disregarded for purposes of calculating the Consolidated Fixed Charge Coverage Ratio.
III.TAXES, YIELD PROTECTION AND ILLEGALITY.

3.01Taxes.
(a)Defined Terms. For purposes of this Section 3.01, the term “Applicable Law” includes FATCA.
(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Laws. If an Applicable Law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by the applicable withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)Payment of Other Taxes by the Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Laws, or at the option of the Administrative Agent if the Administrative Agent has made payment thereof, timely reimburse it for the payment of, any Other Taxes.
(d)Indemnification by Borrower. Each of the Loan Parties shall, indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).
(f)Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)Status of Lenders; Tax Documentation.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, on the Closing Date and at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the Recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the

Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-2 or Exhibit E-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit E-4 on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Laws as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting and document requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Laws and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Laws (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement, and for purposes of this Section 3.01, “Laws” shall include FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the date of this Agreement, the Borrower and the Lenders shall treat this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(iii)Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)Treatment of Certain Refunds. Unless required by Applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan

Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority other than any penalties, interest or other charges that are due to the gross negligence or willful misconduct of the Recipient requiring such payment as determined in a final, nonappealable judgment by a court of competent jurisdiction) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.
(i)Survival. Subject to Section 3.07, each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02Illegality
. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR, Term SOFR, or Daily Simple SOFR, or to determine or charge interest rates based upon SOFR, Term SOFR or Daily Simple SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to engage in reverse repurchase of U.S. Treasury securities transactions of the type included in the determination of SOFR, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (a) any obligation of such Lender to make or continue either Term SOFR Rate Loans or Daily SOFR Rate Loans shall be suspended and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Rate Loans, (ii) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), immediately prepay or, if applicable, convert all Daily SOFR Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), and (iii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.
3.03Inability to Determine Rates
.
(a)If in connection with any request for a Term SOFR Rate Loan, or Daily SOFR Rate Loan, or a conversion of Daily SOFR Rate Loans to Term SOFR Rate Loans or a continuation of any of such advances, as applicable, (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under Section 3.03(b)(i) or the Scheduled Unavailability Date has occurred, or (ii) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Rate Loan or in connection with an existing or proposed Base Rate Loan, or (iii) adequate and reasonable means do not otherwise exist for determining Daily Simple SOFR in connection with an existing or proposed Daily SOFR Rate Loan, or (b) the Administrative Agent or Required Lenders determine that for any reason that Term SOFR for any requested Interest Period or Daily Simple SOFR with respect to a proposed advance does not adequately and fairly reflect the cost to such Lenders of funding such advance, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Rate Loans, Daily SOFR Rate Loans, or to convert Daily SOFR Rate Loans to Term SOFR Rate Loans, shall be suspended (to the extent of the affected Term SOFR Rate Loans, Daily SOFR Rate Loans, or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in Section 3.03(b), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (1) the Borrower may revoke any pending request for a borrowing of, or conversion to, or continuation of Term SOFR Rate Loans or Daily SOFR Rate Loans (to the extent of the affected Term SOFR Rate Loans, Daily SOFR Rate Loans, or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Loans in the amount specified therein, (2) any outstanding Term SOFR Rate Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period, and (3) any outstanding Daily SOFR Rate Loans shall immediately be deemed to have been converted to Base Rate Loans.
(b)Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or Borrower or the Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or the Required Lenders (as applicable) have determined, that:
(i)    if adequate and reasonable means do not exist for ascertaining one (1) month, three (3) month and six (6) month interest periods of Term SOFR, including because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(c)(ii)    CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one (1) month, three (3) month and six (6) month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one (1) month, three (3) month and six (6) month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);
then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (b) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).
If the Successor Rate is Daily Simple SOFR, all interest payments will be payable on a monthly basis.
Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in clauses (a) or (b) above have occurred with respect to Daily Simple SOFR or the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR, Daily Simple SOFR, and/or any then current Successor Rate in accordance with this Section at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent shall have posted such proposed amendment to all the Lenders and the Borrower unless, prior to such time, the Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such

Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero percent (0.0%), the Successor Rate will be deemed to be zero percent (0.0%) for the purposes of this Agreement and the other Loan Documents.
(e)In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
3.04Increased Cost; Reduced Return; Capital Adequacy; Reserves.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected by Section 3.04(d)) or any L/C Issuer;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or`
(iii)impose on any Lender or any L/C Issuer any other condition, cost or expense affecting this Agreement or any Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or any L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Borrower will (within fifteen (15) days of its receipt of any such request) pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will (within fifteen (15) days of its receipt of a request from a Lender or L/C Issuer) pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of the Administrative Agent, any L/C Issuer or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder, an explanation thereof and reasonable supporting information or evidence with respect thereto shall be conclusive in the absence of manifest error so long as such requests for compensation are made within ninety (90) days of incurrence. Any Person seeking compensation under this Article III shall, in connection with any such claim, provide both the Administrative Agent and the Borrower with a copy of the certificate and supporting information/evidence referenced in the previous sentence. In determining the compensation amount claimed, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods. The Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or such L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than ninety (90) days prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the ninety (90) day period referred to above shall be extended to include the period of retroactive effect thereof).
3.05Compensation for Losses
. Within fifteen (15) days of demand by any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or
(b)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or
(c)any assignment of a Term SOFR Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

3.06Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a) in a way that eliminates the additional cost, the Borrower may replace such Lender in accordance with Section 10.13.
3.07Survival
. All of the Borrower’s obligations under this Article III shall survive for a period of ninety (90) days following the date on which such obligations arise and shall, to the extent such ninety (90) day period has not run prior to the termination of the Commitments and repayment of all other Obligations hereunder, survive such termination of the Commitments and repayment of all other Obligations hereunder for the remainder of such ninety (90) day period.
IV.CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.
4.01Conditions of Initial Credit Extension
. The occurrence of the Closing Date, the initial effectiveness of this Agreement and obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
(a)The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, (or such Loan Party’s sole or managing member, manager, development manager, general partner, or other comparable constituent entity), each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
(i)executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;
(ii)a Note executed by the Borrower in favor of each Lender requesting a Note;

(iii)such Organization Documents and other certificates of resolutions or other action, incumbency certificates and/or other certificates of a Responsible Officer of each Loan Party (or such Loan Party’s sole or managing member, manager, development manager, general partner, or other comparable constituent entity) as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;
(iv)such other documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is validly existing, in good standing and qualified to engage in business in the jurisdiction of its incorporation or organization;
(v)the favorable opinions of King & Spalding LLP, counsel to the Loan Parties, and local counsel to the Loan Parties, acceptable to the Administrative Agent addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent, covering enforceability of the Loan Documents and other customary matters to be agreed upon;
(vi)a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (C) the calculation of the Consolidated Leverage Ratio as of December 31, 2025 (prepared on a pro forma basis to take into account Credit Extensions made on the Closing Date);
(vii)a duly completed Compliance Certificate dated as of the last day of the fiscal quarter of the Borrower ended December 31, 2025 (prepared on a pro forma basis to take into account Credit Extensions made on the Closing Date), signed by a Responsible Officer of the Parent;
(viii)such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuers, or the Required Lenders reasonably may require; and
(ix)(A) upon the reasonable request of any Lender made at least ten (10) days prior to the Closing Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Act, in each case at least five (5) days prior to the Closing Date and (B) at least three (3) days prior to the Closing Date, any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party.
(b)Any fees required to be paid to the Administrative Agent, the Arrangers or any other Lender (whether pursuant to the Fee Letter or otherwise) on or before the Closing Date shall have been paid (including, without limitation, in respect of breakage or redeployment costs incurred in connection with prepayments).
(c)Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs of the Administrative Agent as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(d)The representations and warranties of the Loan Parties contained in Article V or any other Loan Document, or which are contained in any other document furnished at any time under this Agreement, shall be true and correct in all material respects (except, if a qualifier relating to materiality or Material Adverse Effect or a similar concept already applies, such representation or warranty shall be required to be true and correct in all respects) on and as of the Closing Date.
(e)No Default shall exist and be continuing as of the Closing Date.
(f)There shall not have occurred a material adverse change since December 31, 2025 in the business, assets, liabilities (actual or contingent), operations or financial condition of the Loan Parties taken as a whole.
(g)There shall not exist any action, suit, investigation, or proceeding, pending or threatened, in any court or before any arbitrator or governmental authority that purports to affect the Loan Parties or any transaction contemplated hereby, or that would reasonably be expected to have a Material Adverse Effect.
(h)The Loan Parties shall be in compliance with all existing financial obligations and Contractual Obligations, the failure to comply with which would reasonably be expected to have a Material Adverse Effect.
(i)The Loan Documents must not violate any provision of Applicable Laws, constitutive documents, orders of any Governmental Authority, the provisions of any material agreement to which any Loan Party may be subject or result in the creation or imposition of any Lien on the assets or property of any Loan Party.
4.02Conditions to all Credit Extensions
. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Rate Loans) is subject to the following conditions precedent:
(a)The representations and warranties of the Loan Parties contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under this Agreement, shall be true and correct in all material respects (except, if a qualifier relating to materiality or Material Adverse Effect or a similar concept already applies, such representation or warranty shall be required to be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent of changes resulting from matters permitted under the Loan Documents or other changes in the ordinary course of business not having a Material Adverse Effect, and except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
(b)No Default (or, in the case of Revolving Credit Loans to be made in connection with any Unreimbursed Amount, no Event of Default) shall exist, or would result from such proposed Credit Extension.
(c)The Administrative Agent and, if applicable, an L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term SOFR Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
V.REPRESENTATIONS AND WARRANTIES
. The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and the Lenders that:
5.01Existence, Qualification and Power; Compliance with Laws
. The Borrower, the Parent and each Consolidated Entity (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents (if any) to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
5.02Authorization; No Contravention
. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (other than a Permitted Lien (excluding, for the purposes of this Section 5.02, any Permitted Lien under clause (i) of the definition thereof)) under, (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.
5.03Governmental Authorization; Other Consents
. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document except the filing of this Agreement with the Securities and Exchange Commission.
5.04Binding Effect
. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except (i) that enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws (whether statutory, regulatory or decisional) now or hereafter in effect relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, whether in a proceeding at law or in equity.

5.05Financial Statements; No Material Adverse Effect.
(a)The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in accordance with GAAP the financial condition of the Parent and the Consolidated Parties (including the Consolidated Entities’ interest in the Unconsolidated Entities) as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the applicable parties as of the date thereof, including liabilities for taxes, material commitments and Indebtedness as required by GAAP.
(b)With respect to every calendar quarter which ends subsequent to the Closing Date, the unaudited consolidated balance sheets of the Parent and the Consolidated Parties (including the Consolidated Entities’ interest in the Unconsolidated Entities) dated as of the end of the most recently ended calendar quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the most recently ended calendar quarter (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in accordance with GAAP the financial condition of the parties identified therein as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
(c)Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.
5.06Litigation
. Except as specifically disclosed in Schedule 5.06 (as amended by any Compliance Certificate or Request for Credit Extension containing supplemental information thereto), there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Consolidated Party or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, that are not covered by insurance and, if determined adversely, would reasonably be expected to have a Material Adverse Effect.
5.07No Default
. Neither the Borrower, the Parent nor any Consolidated Entity is in default under or with respect to any Contractual Obligation that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08Ownership of Property; Liens
. The Borrower, the Parent and each Consolidated Entity has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower, the Parent and the Consolidated Entities is subject to no Liens, other than Liens permitted by Section 7.01.
5.09Environmental Compliance

. The Borrower, the Parent and each Consolidated Entity conduct in the ordinary course of business in connection with the purchase of real estate a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on or with respect to such properties, and as a result thereof the Loan Parties have reasonably concluded that, except as specifically disclosed in Schedule 5.09 (as amended by any Compliance Certificate or Request for Credit Extension containing supplemental information thereto), any violation of such Environmental Laws and claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.10Insurance
. The properties of the Borrower, the Parent and each Consolidated Entity are insured with financially sound and reputable insurers in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts containing such terms, in such forms and for such periods as may be reasonable and prudent, unless any failure to do so is not likely to result in a Material Adverse Effect.
5.11Taxes
. The Borrower, the Parent and each Consolidated Entity have filed all Federal, state and other material tax returns and reports required to be filed unless an extension has been obtained, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. To the best of Borrower’s knowledge and belief, there is no proposed tax assessment against the Borrower, the Parent or any Consolidated Entity that would, if made, have a Material Adverse Effect.
5.12ERISA Compliance.
(a)Except as set forth on Schedule 5.12, each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower, the Parent and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
(b)There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)(i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower, the Parent nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower , the Parent nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower, the Parent nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
(d)As of the Closing Date, the Borrower, the Parent and the Consolidated Entities are not and will not be using “plan assets” (within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.
5.13Consolidated Entities; REIT Status
. As of the Closing Date and as of the date of the last Compliance Certificate delivered pursuant to the terms of this Agreement, the Parent had no Consolidated Entities other than those specifically disclosed in Part (a) of Schedule 5.13 and had no material equity investments in any other Unconsolidated Entity or Investment Entity other than those specifically disclosed in Part (b) of Schedule 5.13 (as amended by any Compliance Certificate containing supplemental information thereto). The Parent qualifies as a REIT.
5.14Margin Regulations; Investment Company Act.
(a)The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock.
(b)Neither the Parent, the Borrower, nor any Person Controlling the Parent, the Borrower, nor any Consolidated Entity is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.15Disclosure
. (a) Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished in writing by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) as of the date thereof contains any material misstatement of material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made and taken as a whole, not misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
(a)
(b)As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
5.16Compliance with Laws
. The Borrower, the Parent and each Consolidated Entity is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.17Intellectual Property; Licenses, Etc
. The Borrower, the Parent and each Consolidated Entity owns, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person except where such failure would not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Loan Parties, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower, the Parent or any Consolidated Entity infringes upon any rights held by any other Person except where such failure would not reasonably be expected to have a Material Adverse Effect. Except as specifically disclosed in Schedule 5.17 (as amended by any Compliance Certificate or Request for Credit Extension containing supplemental information thereto), no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Loan Parties, threatened, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
5.18Taxpayer Identification Number
. The Borrower’s true and correct U.S. taxpayer identification number is set forth on Schedule 10.02.
5.19Burdensome Agreements
. No Loan Party is a party to any Negative Pledge that is prohibited under Section 7.08.
5.20OFAC
. Neither the Borrower, the Parent nor any of the Parent’s Subsidiaries is, nor, to the knowledge of the Borrower, the Parent and the Parent’s Subsidiaries, is any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions or (ii) included on OFAC’s List of Specifically Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction. The Borrower, the Parent and the Parent’s Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions. No Borrowing or other transaction contemplated hereby violates any applicable Sanctions.
5.21Anti-Corruption and Anti-Money Laundering Laws
. The Borrower, the Parent and the Parent’s Subsidiaries are, and to the knowledge of the Borrower, the Parent and the Parent’s Subsidiaries each of their directors, officers, employees, agents, affiliates and representatives is, in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption or anti-money laundering legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.
5.22Affected Financial Institutions
. No Loan Party is an Affected Financial Institution.

5.23Covered Entity
. No Loan Party is a Covered Entity.
5.24Outbound Investment Rules
. Neither the Parent nor any of its Subsidiaries is a ‘covered foreign person’ as that term is used in the Outbound Investment Rules. Neither the Parent nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (a) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (b) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if any of the Parent or its Subsidiaries was a U.S. Person or (c) any other activity that would cause Administrative Agent and/or Lenders to be in violation of the Outbound Investment Rules or cause Administrative Agent and/or Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
VI.AFFIRMATIVE COVENANTS
. So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each Loan Party shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Consolidated Entity to:
6.01Financial Statements
. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:
(a)as soon as available, but in any event within ninety (90) days after the end of each calendar year of the Parent (commencing with the calendar year ending December 31, 2026), a consolidated balance sheet of the Parent and its Consolidated Entities as at the end of such calendar year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such calendar year, setting forth in each case in comparative form the figures for the previous calendar year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant or accounting firm of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification, exception, assumption or explanatory language or any qualification, exception, assumption or explanatory language as to the scope of such audit; and
(b)as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) calendar quarters of each calendar year of the Parent (commencing with the calendar quarter ending March 31, 2026), a consolidated balance sheet of the Parent and its Consolidated Entities as at the end of such calendar quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such calendar quarter and for the portion of the Parent’s calendar year then ended, setting forth in each case in comparative form the figures for the corresponding calendar quarter of the previous calendar year and the corresponding portion of the previous calendar year, all in reasonable detail and certified by a Responsible Officer of the Parent as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Parent and its Consolidated Entities in accordance with GAAP as of the date thereof, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02, the Parent shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Parent to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.
6.02Certificates; Other Information
. Deliver to the Administrative Agent:
(a)concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or, if any such Default shall exist, stating the nature and status of such event;
(b)concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Parent;
(c)promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters submitted to the board of directors (or the audit committee of the board of directors) of the Parent by independent accountants in connection with the accounts or books of the Parent or any Consolidated Entity, or any audit of any of them;
(d)promptly after the same are available, copies of each annual report, proxy or financial statement or other material report or communication sent to the stockholders of the Parent, and copies of all annual, regular, or material periodic and special reports and registration statements which the Parent may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and
(e)promptly, such additional data, certificates, reports, statements, documents or other information regarding the business, assets, liabilities, financial or corporate affairs, projected financial performance, operations or other matters pertaining to the Parent or any Consolidated Entity, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower or the Parent hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, SyndTrak, ClearPar, or another substantially similar electronic transmission system that is approved by the Borrower, such approval not to be unreasonably withheld, conditioned or delayed (the “Platform”), and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower, the Parent or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market related activities with respect to such Persons’ securities. The Borrower and the Parent hereby agree that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower and the Parent shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower, the Parent or its Affiliates or their respective securities for purposes of United States Federal and state securities laws (provided, however, that, to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”. Notwithstanding the foregoing, the Borrower and the Parent shall be under no obligation to mark any Borrower Materials “PUBLIC”.
6.03Notices
. Promptly notify the Administrative Agent and each Lender after a Responsible Officer of the Borrower or the Parent becomes aware thereof:
(a)of the occurrence of any Default and the nature thereof;
(b)of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower, the Parent or any Consolidated Entity; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower, the Parent or any Consolidated Entity and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower, the Parent or any Consolidated Entity, including pursuant to any applicable Environmental Laws;
(c)of the occurrence of any ERISA Event; and
(d)of any material change in accounting policies or financial reporting practices by the Borrower, the Parent or any Consolidated Entity.
Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Parent or the Borrower setting forth details of the occurrence referred to therein and stating what action the applicable Loan Parties have taken and propose to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all material provisions of this Agreement and any other Loan Document that have been breached.
6.04Payment of Obligations

. Pay and discharge as the same shall become due and payable, (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower, the Parent or such Consolidated Entity; and (b) all lawful material claims which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon its property, provided, however, such lawful claims may be contested in good faith in appropriate proceedings and as to which adequate reserves in accordance with GAAP shall have been established, but only so long as enforcement of any such claim has been stayed and so long as such proceedings could not subject any Lender to any civil or criminal penalty or liability.
6.05Preservation of Existence, Etc
. Except to the extent failure to do the same is not likely to result in a Material Adverse Effect: (i) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (ii) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business; and (iii) preserve or renew all of its registered patents, trademarks, trade names and service marks and (b) cause the Parent to, at all times during the term hereof, maintain its status as an Internal Revenue Service-qualified REIT.
6.06Maintenance of Properties
. Except to the extent failure to do the same is not likely to result in a Material Adverse Effect: (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof; and (c) use at least the standard of care typical in the industry in the operation and maintenance of its facilities.
6.07Maintenance of Insurance
. Maintain with financially sound and reputable insurers insurance with respect to its properties and business against loss or damage as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent, except to the extent failure to do so is not likely to result in a Material Adverse Effect.
6.08Compliance with Laws
. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.
6.09Books and Records.
(a)Maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower, the Parent or such Consolidated Entity, as the case may be; and

(b)maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower, the Parent or such Consolidated Entity, as the case may be.
6.10Inspection Rights
. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that neither the Administrative Agent nor any Lender shall take any action which would result in the interference with any tenant’s right to quiet enjoyment of the property subject to any lease during the term thereof; provided, further, that the Administrative Agent and each Lender agree to use reasonable efforts to share information among one another and to coordinate such inspections to minimize disruption for the Borrower; provided, further, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.
6.11Use of Proceeds
. Use the proceeds of the Credit Extensions for acquisitions, development, renovation, to repay existing debt, working capital in the ordinary course of business, to support letters of credit and other general purposes.
6.12Anti-Corruption Laws; Sanctions
. Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions.
VII.NEGATIVE COVENANTS
. So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any Consolidated Entity to, directly or indirectly:
7.01Liens
. Create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) upon (a) any of the Unencumbered Properties; provided that (i) mortgage Indebtedness with respect to such Unencumbered Properties may be incurred to the extent the underlying Indebtedness would not cause the Loan Parties to be in violation of any financial or other covenant contained herein (including, without limitation, those contained in Sections 7.03 or 7.10) and (ii) the parties hereto acknowledge that the incurrence of any such mortgage Indebtedness will cause the applicable Unencumbered Property to cease to qualify as such for purposes of this Agreement; or (b) any of its other property, assets or revenues, whether now owned or hereafter acquired, if the Indebtedness underlying such Lien would cause the Loan Parties to be in violation of Section 7.10(b).

7.02Investments
. Make any loan, advance or otherwise acquire evidence of Indebtedness, capital stock or other securities of any Person or otherwise make any Investment, except:
(a)Investments in, loans and advances to, or other acquisitions of evidence of Indebtedness or capital stock or other securities of the Borrower, the Parent, any Consolidated Entity or any Unconsolidated Entity, and
(b)Investments in, loans and advances to, or other acquisitions of evidences of Indebtedness or capital stock or other securities of any Person if the same relate to real estate, interests in real estate or Persons involved in the ownership, investment, management, leasing, development or financing of real estate to the extent such Investment is in compliance with the limitations on assets that may be owned by real estate investment trusts and is consistent with Borrower’s or Parent’s business strategy.
Notwithstanding anything to the contrary contained in the foregoing, the Borrower, the Parent and each of Parent’s Consolidated Entities may make investments of its working capital and other reserves in (i) cash, (ii) Cash Equivalents and (iii) money market mutual funds and other investments approved from time to time by the Administrative Agent in its discretion.
7.03Indebtedness
. Create, incur, assume or suffer to exist any Indebtedness for Money Borrowed except:
(a)Permitted Convertible Indebtedness and other Unsecured Debt, so long as the Parent and the Combined Parties are in compliance with the financial covenants set forth in Sections 7.10(a), (b) and (c) both before and after giving effect to the incurrence of such Indebtedness; provided that, upon such incurrence, the Loan Parties shall be deemed to have (i) reaffirmed the representations and warranties set forth in Section 4.02(a) herein and (ii) made a representation that no Default or Event of Default is in existence prior to or will result from such incurrence; and
(b)Secured Debt that is recourse to the Parent and/or the Consolidated Entities (not including debt recourse to a single asset entity or customary recourse carve-outs relating to nonrecourse Secured Debt) so long as the Parent and Combined Parties are in compliance with the financial covenants set forth in Sections 7.10(b) and 7.10(d) both before and after giving effect to the incurrence of such Secured Debt; provided that, upon such incurrence, the Loan Parties shall be deemed to have (i) reaffirmed the representations and warranties set forth in Section 4.02(a) herein and (ii) made a representation that no Default or Event of Default is in existence prior to or will result from such incurrence.
7.04Fundamental Changes
. Merge, dissolve, liquidate, consolidate with or into another Person (including, in each case, pursuant to a Division), except that, so long as no Default or Event of Default exists or would result therefrom:
(a)any Consolidated Entity of the Parent may merge with the Parent or any other Consolidated Entity, provided that when merging with the Parent, the Parent shall be the continuing or surviving Person, provided further that when the Borrower is merging with another Consolidated Entity of the Parent, the Borrower shall be the continuing or surviving Person;
(b)any Person may merge or consolidate with or into the Borrower or the Parent; provided that (i) such action is not hostile, (ii) the Parent or the Borrower, as applicable, shall be the continuing or surviving Person, (iii) the other entity or entities involved in such merger or consolidation are engaged in a line of business in which the Borrower is permitted to engage and

(iv) after giving effect to such merger or consolidation, the Parent shall be in compliance, on a pro forma basis, with Sections 7.03 and 7.10;
(c)any Consolidated Entity that is not a Loan Party may be dissolved if it ceases to hold material assets; and
(d)any Consolidated Entity of the Parent may merge, dissolve, liquidate or consolidate with or into any other Person in connection with (i) any Investment permitted under Section 7.02, or (ii) any Disposition permitted under Section 7.05; provided, in each case, that after giving effect to such merger, dissolution, liquidation or consolidation, the Parent shall be in compliance, on a pro forma basis, with Section 7.10 and (solely to the extent that in connection with any such merger, dissolution, liquidation or consolidation, the Parent or any of the Consolidated Entities creates, incurs or assumes any Indebtedness for Money Borrowed) Section 7.03.
7.05Dispositions
. Make any Disposition or enter into any agreement to make any Disposition, except:
(a)Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;
(b)Dispositions of inventory in the ordinary course of business;
(c)Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
(d)Dispositions of property by any Consolidated Entity to another Consolidated Entity; and
(e)Any other Dispositions by the Borrower, the Parent and/or the Consolidated Entities; provided that (i) to the extent any such Disposition involves property with a value or purchase price in excess of $50,000,000, neither the Borrower, the Parent nor any Consolidated Entity shall Dispose of such property unless the Borrower, the Parent and the Consolidated Entities are in compliance with the financial covenants set forth in this Agreement both before and after giving effect to such Disposition and upon the occurrence of such Disposition, the Loan Parties shall be deemed to have (A) reaffirmed the representations and warranties set forth in Section 4.02(a) herein and (B) subject to clause (ii) below, made a representation that no Default or Event of Default is in existence prior to or will result from such Disposition; and (ii) except to the extent the Administrative Agent has provided written consent for such Disposition expressly noting the existence or projected existence of such Default or Event of Default, no Default or Event of Default shall exist as of the date of such Disposition or would result from such Disposition.
7.06Restricted Payments
. Declare or make, directly or indirectly, any Restricted Payment or Restricted Purchase, or incur any obligation (contingent or otherwise) to do so, except that:
(a)the Parent may, during any taxable year, declare or make Restricted Payments if the Parent’s Consolidated Leverage Ratio, as of the end of the preceding taxable year, is less than or equal to 0.60 to 1.00; provided, however, that, if the Parent’s Consolidated Leverage Ratio is greater than 0.60 to 1.00 as of the end of any taxable year, the Parent may, during the next taxable year, only declare or make Restricted Payments in an amount not to exceed the minimum amount required to maintain Parent’s REIT status and to eliminate payments of federal and state income and excise taxes by Parent by virtue of its REIT status;
(b)the Consolidated Entities and the Parent may make Restricted Payments to the Parent, the Borrower and to any other Consolidated Entities (or in the case of any non-Wholly-Owned Subsidiaries of the Parent, to the Parent or any Subsidiary of the Parent that is a direct or indirect shareholder of such non-Wholly-Owned Subsidiary and to each other owner of Capital Stock of such Person on a pro rata basis (or more favorable basis from the perspective of the Parent or such Subsidiary) based on their relative ownership interests);
(c)the Borrower, the Parent and the Consolidated Entities may make cash distributions to their respective shareholders or other owners for capital gains resulting from certain assets sales to the extent necessary to avoid payment of taxes on such asset sales imposed under Sections 857(b)(3) and 4981 of the Code;
(d)any Consolidated Entity (other than the Parent) may make payments to any partner, member or shareholder of such Person required to be made pursuant to any contractual obligations of such Person or the Organization Documents of such Person (other than distributions to the equity holders of the Parent in their capacity as such); and
(e)so long as there does not exist at such time and would not be caused thereby, (i) an Event of Default under this Agreement, or (ii) any other Event of Default which has not been cured or waived by the Required Lenders within a period of ninety (90) days from the date that the Parent knew or should have known of such Event of Default, the Parent may make Restricted Purchases.
7.07Transactions with Affiliates
. Enter into any material transaction of any kind with any Affiliate of the Parent, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Affiliate as would be obtainable by the Borrower or such Affiliate at the time in a comparable arm’s length transaction with a Person other than an Affiliate except for agreements which are direct cost or direct revenue pass-through in nature; provided that the foregoing restriction shall not apply to transactions between or among the Parent and any of its Subsidiaries or between or among Subsidiaries of the Parent.
7.08Burdensome Agreements
. Enter into or suffer to exist any Negative Pledge except for a Negative Pledge (i) contained in any agreement (A) evidencing Indebtedness which the Borrower, the Parent or such Consolidated Entity may create, incur, assume, or permit or suffer to exist under Section 7.03, (B) which Indebtedness is secured by a Lien permitted to exist pursuant to this Agreement, and (C) which prohibits the creation of any other Lien on only the property securing such Indebtedness as of the date such agreement was entered into; (ii) contained in an Organization Document of an Unconsolidated Entity or a special purpose entity or vehicle which requires consent to, or places limitations on, the imposition of Liens on such Unconsolidated Entity’s or special purpose entity’s or vehicle’s assets or properties; (iii) imposed by law or by this Agreement; (iv) contained in agreements relating to the sale of a Subsidiary or assets pending such sale, provided such restrictions and conditions are customary and apply only to the Subsidiary or assets that are to be sold and such sale is permitted hereunder; (v) contained in leases which restrict the assignment thereof by the lessee or (vi) contained in any agreement that evidences unsecured Indebtedness which contains restrictions on encumbering assets that are substantially similar to those restrictions contained in the Loan Documents.

7.09Use of Proceeds
. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
7.10Financial Covenants.
(a)Consolidated Unencumbered Interest Coverage Ratio. Permit the Consolidated Unencumbered Interest Coverage Ratio (as calculated as of the end of each calendar quarter of the Parent based on the information provided pursuant to Section 6.01) to be less than 1.75 to 1.00.
(b)Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at any time during the term hereof and to be tested as of the end of each fiscal quarter (the “Test Date”), to be greater than 0.60 to 1.00; provided that (i) such ratio may exceed 0.60 to 1.00 from time to time so long as such ratio does not exceed 0.65 to 1.00 and such ratio ceases to exceed 0.60 to 1.00 within four fiscal quarters following the Test Date upon which such ratio first exceeds 0.60 to 1.00 (such four fiscal quarter period being the “Surge Period”), (ii) the Parent shall be permitted to utilize the Surge Period holiday no more than two (2) times for the entirety of the term of the Revolving Credit Facility, and (iii) the Surge Period may only be utilized in conjunction with a Material Acquisition.
(c)Unsecured Leverage Ratio. Permit the Unsecured Leverage Ratio at any time during the term hereof and to be tested on the Test Date, to be greater than 0.60 to 1.00; provided that (i) such ratio may exceed 0.60 to 1.00 from time to time so long as such ratio does not exceed 0.65 to 1.00 and such ratio ceases to exceed 0.60 to 1.00 within the Surge Period, (ii) the Parent shall be permitted to utilize the Surge Period holiday no more than two (2) times for the entirety of the term of the Revolving Credit Facility, and (iii) the Surge Period may only be utilized in conjunction with a Material Acquisition.
(d)Secured Leverage Ratio. Permit the Secured Leverage Ratio at any time during the term hereof and to be tested on the Test Date, to be greater than 0.50 to 1.00.
(e)Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio (as of the end of any calendar quarter of the Parent based on the information provided pursuant to Section 6.01) to be less than 1.50 to 1.00.
7.11Prepayment of Other Indebtedness, Etc
. If any Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, after the issuance thereof, (a) amend or modify any of the terms of any Indebtedness of such Person (other than Indebtedness arising under the Loan Documents) if such amendment or modification would add or change any terms in a manner adverse in any material respect to such Person or to the Lenders, (b) shorten the final maturity or average life to maturity thereof or require any payment thereon to be made sooner than originally scheduled or increase the interest rate applicable thereto, or (c) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment thereof, or make (or give any notice with respect thereto) any redemption or acquisition for value or defeasance (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange with respect thereto.
7.12Organization Documents; Subsidiaries

. Permit any Loan Party to (a) amend, modify, waive or change its Organization Documents in a manner materially adverse to the Lenders or in a manner that permits any Person to, at any time, own more than 25% of the voting equity securities of the Parent, or (b) create, acquire or permit to exist or permit or cause any of their Subsidiaries to create, acquire or permit to exist, any Foreign Subsidiaries, except to the extent that the assets held in such Foreign Subsidiaries constitute less than 10% of Total Assets.
7.13Tax Driven Lease Transactions
. Until any real property asset of the Combined Parties that is subject to a Tax Driven Lease Transaction has been repurchased by a Loan Party as provided in the applicable Tax Driven Lease Transaction Documents, without the prior written consent of the Required Lenders, modify or amend any Tax Driven Lease Transaction Documents, or any other agreement related thereto, in any manner that would (i) cause a change in the accounting treatment of such Tax Driven Lease Transaction under GAAP, (ii) adversely affect the ability of any Combined Party to repurchase any property of the Combined Parties that is subject to a Tax Driven Lease Transaction for nominal consideration or (iii) otherwise cause such transaction to not meet the terms of the definition of Tax Driven Lease Transactions.
7.14Sanctions
. Directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, or otherwise) of Sanctions.
7.15Anti-Corruption and Anti-Money Laundering Laws
. Directly or indirectly use the proceeds of any Credit Extension for any purpose which would cause the Borrower, the Parent or their Subsidiaries to not be in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, or other similar anti-corruption or anti-money laundering legislation in other jurisdictions.
7.16Outbound Investment Rules
. Permit itself or any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Parent or the Borrower were a U.S. Person or (iii) any other activity that would cause Administrative Agent and/or Lenders to be in violation of the Outbound Investment Rules or cause Administrative Agent and/or Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
VIII.EVENTS OF DEFAULT AND REMEDIES.
8.01Events of Default
. Any of the following shall constitute an Event of Default:
(a)Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation at maturity, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within ten (10) Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)Specific Covenants. The Borrower or the Parent fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, 6.11 or  Article VII; or
(c)Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt of notice by the Loan Parties; or
(d)Representations and Warranties. Any representation, warranty or certification made or deemed made by or on behalf of the Borrower, the Parent or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(e)Cross-Default.
(i)Any Loan Party or any Consolidated Entity (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any recourse Indebtedness for Money Borrowed or Monetized Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (excluding undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness for Money Borrowed or Monetized Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs and (C) all applicable grace and/or cure period with respect to such Indebtedness for Money Borrowed has expired, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness for Money Borrowed or the beneficiary or beneficiaries of such Monetized Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness for Money Borrowed to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness for Money Borrowed to be made, prior to its stated maturity, or such Monetized Guarantee to become payable or cash collateral in respect thereof to be demanded; or
(ii)there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party or any Consolidated Entity is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Loan Party or any Consolidated Entity is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by any Loan Party or such Consolidated Entity as a result thereof is greater than the Threshold Amount; or
(f)Insolvency Proceedings, Etc. Any Loan Party or any Consolidated Entity institutes or consents to the institution of any proceeding against it under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or

any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
(g)Inability to Pay Debts; Attachment. Any Loan Party or any Consolidated Entity admits in writing its inability or otherwise fails generally to pay its debts as they become due; or
(h)Judgments. There is entered against any Loan Party or any Consolidated Entity (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)ERISA. In an aggregate amount in excess of the Threshold Amount, (i) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; or
(j)Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect with respect to any Loan Party; or any Loan Party other than the Administrative Agent or one of the Lenders contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or
(k)Change of Control. There occurs any Change of Control with respect to the Parent.
8.02Remedies Upon Event of Default
. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;
(c)require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and
(d)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or Applicable Law;

provided, however, that, upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
8.03Application of Funds
. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, regularly occurring payments under any Swap Contract, L/C Borrowings and L/C Obligations (to the extent of the aggregate undrawn amounts of outstanding Letters of Credit), ratably among the Lenders, the holders of such Swap Contract and, in the case of L/C Obligations, to the Administrative Agent (for the account of the applicable L/C Issuers to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit), in proportion to the respective amounts described in this clause Fourth held by them; provided that, to the extent Obligations constituting unpaid principal and L/C Borrowings remain unpaid or L/C Obligations are not fully Cash Collateralized after application of all amounts as provided in this clause Fourth, then, as and when Letters of Credit expire without being drawn, the Cash Collateral held therefor shall be paid ratably among the Lenders and the Administrative Agent as first provided in this clause Fourth until the unpaid principal of all Loans and L/C Borrowings has been paid in full and all L/C Obligations have been fully Cash Collateralized;
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
Subject to Section 2.03(c) and Section 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all

Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
IX.ADMINISTRATIVE AGENT.
9.01Appointment and Authorization of the Administrative Agent.
(a)Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.
9.02Rights as a Lender
(a). The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03Exculpatory Provisions
(a). The Administrative Agent or the Arrangers, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Arrangers, as applicable:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;
(c)shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, the Arrangers or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;
(d)shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or an L/C Issuer; and
(e)shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04Reliance by the Administrative Agent
. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05Delegation of Duties
. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06Resignation of the Administrative Agent
.
(a)The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the

Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(d)Any resignation by Bank of America as the Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as an L/C Issuer. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). Upon the appointment by the Borrower of a successor L/C Issuer hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, (b) the retiring L/C Issuer shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
9.07Non-Reliance on the Administrative Agent, the Arrangers and the Other Lenders
(a). Each Lender and each L/C Issuer expressly acknowledges that none of the Administrative Agent nor any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or the Arrangers hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arrangers to any Lender or each L/C Issuer as to any matter, including whether the Administrative Agent or the Arrangers have disclosed material information in their (or their Related Parties’) possession. Each Lender and each L/C Issuer represents to the Administrative Agent and the Arrangers that it has, independently and without reliance upon the Administrative Agent, the Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and each L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
9.08No Other Duties, Etc
. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Syndication Agents, or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.
9.09Administrative Agent May File Proofs of Claim
. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(i), 2.03(j), Section 2.08 and Section 10.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and Section 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
9.10ERISA.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, the Parent or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, the Parent or any other Loan Party, that none of the Administrative Agent, Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto).
(c)The Administrative Agent and the Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

9.11Recovery of Erroneous Payments
(a). Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or any L/C Issuer (the “Credit Party”), whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount.
X.MISCELLANEOUS.
10.01Amendments, Etc
. Subject to Section 3.03(b), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)waive any condition set forth in (i) Section 4.01(a) without the written consent of each Lender and (ii) without limiting the generality of clause (a)(i) preceding, Section 4.02 as to any Credit Extension under the Revolving Credit Facility without the written consent of the Required Revolving Credit Lenders;
(b)extend or increase the Commitment of any Lender (or reinstate any Commitment of any Lender terminated pursuant to Section 8.02) without the written consent of such Lender;
(c)increase the Letter of Credit Sublimit without the consent of each L/C Issuer;
(d)postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest or fees due to the Lenders (or any of them) or any scheduled or mandatory reduction of the Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(e)reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to (i) amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) amend any financial covenant in the Loan Documents including Section 7.10 (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable under the Loan Documents);

(f)change Section 2.12 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;
(g)subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation without the written consent of each Lender directly affected thereby;
(h)change (i) any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (ii) definition of “Required Revolving Credit Lenders” or “Required Term Facility Lenders” without the written consent of each Lender under the applicable Facility;
(i)release the Parent from the Guaranty without the written consent of each Lender;
(j)waive any Event of Default based on a failure to pay principal, interest or fees due hereunder (as referenced in Section 8.01(a)) without the written consent of each Lender;
(k)permit the Borrower to assign any of its obligations hereunder, except in accordance with Section 10.06(a) hereof without the written consent of each Lender; or
(l)impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) the Required Term Facility Lenders, if such Facility is an Incremental Term Facility or (ii) the Required Revolving Credit Lenders, if such Facility is the Revolving Credit Facility;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuers in addition to the Lenders required above, affect the rights or duties of the L/C Issuers under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by such L/C Issuers; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, as applicable (but not in contravention of Section 10.01(d) above with respect to fees payable to any Lender). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders) for so long as such Lender is a Defaulting Lender, except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
10.02Notices and Other Communications; Facsimile Copies.
(a)General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing. All such written notices shall be mailed certified or registered mail, faxed, or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)if to the Borrower, the Parent, the Administrative Agent or any L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
(ii)if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent and the L/C Issuers.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b). Notwithstanding the foregoing, notices relating to Defaults, Events of Default or the exercise of remedies hereunder shall only be delivered by hand (and signed for by a Person at the offices of or the mail facilities used by the Borrower), overnight courier service or certified or registered mail.
(b)Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
(c)Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(d)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER

MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, the Parent, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, or any other electronic platform that is approved by the Borrower, such approval not to be unreasonably withheld, conditioned or delayed, or any electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, the Parent, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(e)Reliance by Administrative Agent and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
(f)Change of Address, Etc. Each of the Borrower and the Administrative Agent, may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities Laws.
10.03No Waiver; Cumulative Remedies
. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.12), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.12, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders
10.04Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents in connection with an Event of Default (including all such reasonable costs and expenses incurred during any “workout” or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender in connection with an Event of Default. All amounts due under this Section 10.04 shall be payable within ten (10) Business Days after demand therefor. The agreements in this Section 10.04shall survive the termination of the Commitments and repayment of all other Obligations.
(b)Indemnification by Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and each of their respective Affiliates and their respective partners, trustees, administrators, managers, advisors, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with or as a result of (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby (including, without limitation, the Indemnitees’ reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (b) any Commitment, Loan or

Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, the Parent, any Consolidated Entity or any other Loan Party, or any Environmental Liability related in any way to the Borrower, the Parent, any Consolidated Entity or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), IN ALL CASES, WHETHER OR NOT CAUSED OR ARISING, IN WHOLE OR IN PART OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) such Indemnitee’s gross negligence or willful misconduct, (ii) a material breach by such Indemnitee of its obligations under this Agreement or (iii) disputes solely among Indemnitees (other than any claims against any Indemnitee in its capacity as the Administrative Agent or an Arranger or any similar role under this Agreement) and not arising out of or involving any act or omission of the Borrower or any of Parent’s Subsidiaries or Affiliates (including its officers, directors, employees or controlling persons). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through the Platform or any other similar information transmission system that is approved by the Borrower, such approval not to be unreasonably withheld, conditioned or delayed, or any electronic messaging service in connection with this Agreement, nor shall any Indemnitee or any party to this Agreement have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 10.04 shall be payable within ten (10) Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations. Without limiting the provisions of Section 3.01(d), this Section 10.04 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clauses (a) or (b) of this Section 10.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer, or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer, or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought)of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such L/C Issuer in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.11(c).
(d)Waiver of Consequential Damages. To the fullest extent permitted by Applicable Law, the Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Arranger-Related Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. To the fullest extent permitted by Applicable Law, no Lender shall assert, and each of them hereby waives any claim against any Loan Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.
10.05Payments Set Aside
. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
10.06Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (e) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 in the case of any assignment in respect of the Revolving Credit Facility or Incremental Term Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed (such consent to be deemed to have been given following five (5) Business Days of Borrower’s receipt of a written request for such assignment in the event that Borrower has not provided written notice to the Administrative Agent that Borrower does not consent to the applicable assignment)); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed (such consent to be deemed to have been given following five (5) Business Days of Borrower’s receipt of a written request for such assignment in the event that Borrower has not provided written notice to the Administrative Agent that Borrower does not consent to the applicable assignment)) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund (unless the addition of such Lender, Affiliate of Lender or Approved Fund will, as of the effective date of such assignment, make the Borrower liable for payment of additional amounts under Article III hereof that are not otherwise payable to the assignor);
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Loan to a Person not a Lender, an Affiliate of a Lender or an Approved Fund with respect to such Lender; and
(C)the consent of the L/C Issuers (such consent not to be unreasonably withheld or delayed) shall be required for any assignment of Revolving Credit Commitments;
(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Parent’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).
(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its applicable Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request and return of a Note being replaced, cancelled or marked replaced, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being only for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice

(d)Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or the Borrower or any of the Parent’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the L/C Issuers and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, notwithstanding notice to the contrary. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04 without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant, or (iii) release the Parent from the Guaranty to which it is a party. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Certain Pledges. Any Lender may at any time without need for any consent pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)Reduction of Letter of Credit Commitments after Assignment; Registration as L/C Issuer after Assignment.

(i)If an L/C Issuer assigns a portion of its Revolving Credit Commitment (as a Revolving Credit Lender) pursuant to this Section 10.06 and, after giving effect thereto, such L/C Issuer’s Letter of Credit Commitment exceeds its Revolving Credit Commitment (as a Revolving Credit Lender), then such L/C Issuer’s Letter of Credit Commitment shall automatically be reduced to the greater of (A) the amount of its Revolving Credit Commitment (as a Revolving Credit Lender) and (B) the Outstanding Amount of all Letters of Credit issued by such L/C Issuer at the time of such assignment. Such L/C Issuer’s Letter of Credit Commitment shall be further reduced by the amount of each Letter of Credit issued by such L/C Issuer that terminates or expires in accordance with its terms after such assignment until such time as such L/C Issuer’s Letter of Credit Commitment is equal to its Revolving Credit Commitment (as a Revolving Credit Lender).
(ii) Notwithstanding anything to the contrary contained herein, if at any time JPMorgan Chase Bank, Bank of America, Truist or PNC Bank, as applicable, assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to subsection (b) above, JPMorgan Chase Bank, Bank of America, Truist or PNC Bank, as applicable, may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as an L/C Issuer, the Borrower shall be entitled to appoint from among the Revolving Credit Lenders or a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of JPMorgan Chase Bank, Bank of America, Truist or PNC Bank, as applicable, as an L/C Issuer. If JPMorgan Chase Bank, Bank of America, Truist or PNC Bank, as applicable, resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all applicable Letters of Credit issued by it outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Revolving Credit Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).
10.07Confidentiality
. Each of the Administrative Agent and the Lenders for themselves, their Affiliates and Agent-Related Persons, agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors, its and its Affiliates’ respective consultants and service providers and its Related Parties who it believes need to know the Information in connection with the transactions contemplated by this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) and who will use such Information only in connection with the transactions contemplated by this Agreement; (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, provided that, prior to making any such disclosure (other than to a banking regulator or auditor), such Person shall endeavor in the ordinary course of business to promptly notify the Borrower in writing so that the Borrower may seek an appropriate protective order (notwithstanding the foregoing, should such Person fail to notify Borrower, such person shall have no liability to Borrower or any other Loan Party); (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty’s or prospective counterparty’s professional advisor) to any insurance or credit derivative transaction relating to obligations of the Loan Parties; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.07 or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization having jurisdiction over such Lender. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.07, “Information” means all information received from the Borrower or any of Parent’s Consolidated Entities relating to the Borrower or any Combined Party or Investment Entity or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis as described above prior to disclosure by the Borrower or any Combined Party or Investment Entity; provided that, in the case of information received from the Borrower or any Combined Party after the date hereof, except as expressly noted thereon, all financial information or other information relating to any proposed transactions of the Borrower, any Combined Party, any Investment Entity or any of the Parent’s Affiliates shall be considered confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. For the avoidance of doubt, nothing in this Agreement prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority.
10.08Set-off
. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default after obtaining the prior written consent of the Administrative Agent, each Lender, each L/C Issuer and each of their respective Affiliates that is a party to a Swap Contract with a Loan Party is hereby authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties, and each Loan Party hereby grants a security interest in all such deposits and indebtedness to the Administrative Agent for the benefit of the Administrative Agent and the Lenders, against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

10.09Interest Rate Limitation
. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10Integration
. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
10.11Survival of Representations and Warranties
. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension (unless such notice has been received from the Borrower in writing), and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
10.12Severability
. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any L/C Issuer, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13Replacement of Lenders
. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b);
(b)subject to Section 2.15, such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)such assignment does not conflict with Applicable Laws; and
(e)in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
10.14Governing Law.
(a)THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.
(b)EACH PARTY HERETO, IRREVOCABLY AND UNCONDITIONALLY AGREE THAT THEY WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW

YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER, OR THE PARENT OR ANY OF THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.
10.15Waiver of Right to Trial by Jury
. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
10.16No Advisory or Fiduciary Responsibility
. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers, and the Lenders on the other hand, and the Borrower and each other Loan Party is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and each Arranger and each Lender and L/C Issuer is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower, any other Loan Party or any of their respective Affiliates, stockholders, creditors (other than acting as Administrative Agent for the Lenders hereunder) or employees or any other Person; (iii) neither the Administrative Agent nor any Arranger nor any Lender or L/C Issuer has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or any Arranger or any Lender or L/C Issuer or has advised or is currently advising the Borrower, any other Loan Party or any of their respective Affiliates on other matters) and neither the Administrative Agent nor any Arranger nor any Lender or L/C Issuer has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the Arrangers, the Lenders, the L/C Issuers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor any Arranger nor any Lender or L/C Issuer has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) neither the Administrative Agent nor any Arranger nor any Lender or L/C Issuer has provided or will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Borrower and the other Loan Parties hereby agrees not to assert, and waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty.
10.17Electronic Execution; Electronic Records; Counterparts
. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent and the Lender Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent nor any L/C Issuer is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent and/or an L/C Issuer has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Credit Party without further verification and (b) upon the request of the Administrative Agent or any Credit Party, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
Neither the Administrative Agent nor any L/C Issuer shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s or any L/C Issuer’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent and each L/C Issuer shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Each of the Loan Parties and each Credit Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Credit Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Credit Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
10.18USA PATRIOT Act Notice
. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.
10.19Attorneys’ Fees
. As used in this Agreement and in the other Loan Documents, “reasonable” attorneys’ fees of the Administrative Agent’s, any Lender’s or any other Person’s counsel shall mean the actual fees of such Person’s counsel billed at standard hourly rates of such counsel, computed without regard to any percentage of principal and interest as provided in O.C.G.A. §13-1-11(a)(2).
10.20Existing Credit Agreement
. Upon the satisfaction of all conditions precedent to the effectiveness of this Agreement, this Agreement amends and restates the Existing Credit Agreement in its entirety. Notwithstanding such amendment and restatement or anything in any other Loan Document entered into prior to the date hereof (as such term is defined in the Existing Credit Agreement and referred to herein, collectively, as the “Existing Loan Documents”), the parties hereto agree that and confirm that (a) all of the indebtedness, liabilities and obligations owing by the Borrower or any other Person under the Existing Credit Agreement and the other Existing Loan Documents shall continue as indebtedness, liabilities and obligations owing hereunder and thereunder and (b) this Agreement is given as an amendment and substitution of, and not as a novation, discharge, termination or payment of the indebtedness, liabilities and obligations of the Borrower or any other Person under the Existing Credit Agreement or any other Existing Loan Document, and neither the execution and delivery of this Agreement nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation, discharge, termination or payment of the Existing Credit Agreement or of any of the other Existing Loan Documents or any indebtedness, liabilities or obligations owing thereunder.

10.21Acknowledgement and Consent to Bail-In of Affected Financial Institutions
. Solely to the extent any Lender that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any the applicable Resolution Authority.
10.22Acknowledgment Regarding Any Supported QFCs
. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)As used in this Section 10.22, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
XI.GUARANTY.
11.01The Guaranty
. The Parent hereby guarantees to each Lender, each Affiliate of a Lender that enters into a Swap Contract with respect to the Loans, and the Administrative Agent as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due after the expiration of all applicable grace or cure periods (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Parent hereby further agrees that if any of the Obligations are not paid in full when due after the expiration of all applicable grace or cure periods (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Parent will promptly pay the same, without any demand or notice whatsoever (except for such notices as may be specifically required by the terms of the Loan Documents), and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due after the expiration of all applicable grace or cure periods (whether as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.
Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or Swap Contracts entered into in connection with the Loans: (a) the obligations of the Parent under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law; and (b) the Obligations being guaranteed by the Parent pursuant to this Article XI shall exclude all Excluded Swap Obligations of the Parent.
11.02Obligations Unconditional
. The obligations of the Parent under Section 11.01 are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or Swap Contracts entered into in connection with the Loans, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance (other than payment) whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 11.02 that the obligations of the Parent hereunder shall be absolute and unconditional under any and all circumstances. The Parent agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower for amounts paid under this Article XI until such time as the Obligations have been Fully Satisfied. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of the Parent hereunder which shall remain absolute and unconditional as described above:
(a)at any time or from time to time, without notice to the Parent, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;
(b)any of the acts mentioned in any of the provisions of any of the Loan Documents, any Swap Contract entered into in connection with the Loans between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap Contracts shall be done or omitted;
(c)the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents, any Swap Contract entered into in connection with the Loans between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap Contracts shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;
(d)any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Obligations shall fail to attach or be perfected; or
(e)any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of the Parent) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of the Parent).
With respect to its obligations hereunder, the Parent hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever except as required by the Loan Documents, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents, any Swap Contract entered into in connection with the Loans between any Consolidated Party and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Loan Documents or such Swap Contracts, or against any other Person under any other guarantee of, or security for, any of the Obligations.
11.03Reinstatement
. The obligations of the Parent under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Parent agrees that it will indemnify the Administrative Agent and each Lender within fifteen (15) days of demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
11.04Certain Additional Waivers

. The Parent further agrees that it shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 11.02 and through the exercise of rights of contribution pursuant to Section 11.06. The Parent hereby expressly waives the benefits of O.C.G.A. Section 10-7-24.
11.05Remedies
. The Parent agrees that, to the fullest extent permitted by law, as between the Parent, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 8.02) for purposes of Section 11.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Parent for purposes of Section 11.01. The Parent acknowledges and agrees that to the extent its obligations hereunder become secured, the Lenders may exercise their remedies thereunder in accordance with the terms of the applicable security documents.
11.06Rights of Contribution and Subrogation
. The Parent hereby agrees that, in connection with payments made hereunder, the Parent shall have a right of contribution, subrogation, reimbursement or indemnification from each other Loan Party in accordance with Applicable Law. Such contribution, subrogation, reimbursement or indemnification rights shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been indefeasibly Fully Satisfied, and the Parent shall not exercise any such contribution, subrogation, reimbursement or indemnification rights until the Obligations have been indefeasibly Fully Satisfied.
11.07Guarantee of Payment; Continuing Guarantee
. The guarantee in this Article XI is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.
[Remainder of Page Intentionally Left Blank;
Signature Page(s) Follow(s).]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:
COUSINS PROPERTIES LP, a Delaware limited partnership
By:	/s/ Gregg D. Adzema
	Name:	Gregg D. Adzema
	Title:	Executive Vice President and Chief Financial Officer

PARENT:
COUSINS PROPERTIES INCORPORATED, a Georgia corporation
By:	/s/ Gregg D. Adzema
	Name:	Gregg D. Adzema
	Title:	Executive Vice President and Chief Financial Officer

LENDERS/AGENTS:
JPMORGAN CHASE BANK, N.A., individually in its capacity as a Lender and as a L/C Issuer
By:	/s/ Cody A. Canafax
	Name:	Cody A. Canafax
	Title:	Executive Director

Signature Page to
Sixth Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., individually in its capacity as a Lender, as Administrative Agent and as an L/C Issuer
By:	/s/ Helen Chan
	Name:	Helen Chan
	Title:	Vice President

TRUIST BANK, individually in its capacity as a Lender and as a L/C Issuer
By:	/s/ C. Vincent Hughes Jr.
	Name:	C. Vincent Hughes Jr.
	Title:	Director

PNC BANK, NATIONAL ASSOCIATION, as a Lender and as a L/C Issuer
By:	/s/ Andrew T. White
	Name:	Andrew T. White
	Title:	Senior Vice President
WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Scott S. Solis
	Name:	Scott S. Solis
	Title:	Managing Director

Signature Page to
Sixth Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Germaine R. Korhone
	Name:	Germaine R. Korhone
	Title:	Senior Vice President

MORGAN STANLEY BANK, N.A., as a Lender
By:	/s/ Michael King
	Name:	Michael King
	Title:	Authorized Signatory

TD BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ D. Randolph Bryan Wilson
	Name:	D. Randolph Bryan Wilson
	Title:	Vice President

FIRST HORIZON BANK, as a Lender
By:	/s/ Ryan M. Gentry
	Name:	Ryan M. Gentry
	Title:	Vice President

Signature Page to
Sixth Amended and Restated Credit Agreement

EXHIBIT A
FORM OF REVOLVING CREDIT LOAN NOTICE
Date: __________, 20__
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Sixth Amended and Restated Credit Agreement, dated as of April 1, 2026 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Cousins Properties LP, a Delaware limited partnership (the “Borrower”), Cousins Properties Incorporated, a Georgia corporation (the “Parent”), the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Syndication Agent and an L/C Issuer, Bank of America, N.A., as Administrative Agent, and an L/C Issuer, Truist Bank, as an L/C Issuer and PNC Bank, National Association, as an L/C Issuer.
The undersigned hereby requests (select one):
☐ A Borrowing of Revolving Credit Loans
☐ A conversion or continuation of Revolving Credit Loans
1.    On __________, 20__ (a Business Day).
2.    In the amount of $__________.
3.    Comprised of ____________________________________________.
[Type of Revolving Credit Loan requested]
4.    For Term SOFR Rate Loans: with an Interest Period of ____ months.
The Revolving Credit Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement. The supplemental information (if any) attached hereto is hereby added to Schedule(s) 5.06, 5.09 and 5.17 (as applicable) of the Agreement.

BORROWER
By:
Name:
Title:

        Exhibit A

EXHIBIT B
FORM OF REVOLVING CREDIT NOTE
$__________    __________, 20__
FOR VALUE RECEIVED, the undersigned, in its capacity as the Borrower under the Agreement referenced below (the “Borrower”), hereby promises to pay to the order of __________ or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan from time to time made by the Lender to the Borrower under that certain Sixth Amended and Restated Credit Agreement, dated as of April 1, 2026 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among COUSINS PROPERTIES LP, a Delaware limited partnership (the “Borrower”), COUSINS PROPERTIES INCORPORATED, a Georgia corporation (the “Parent”), the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Syndication Agent and an L/C Issuer, Bank of America, N.A., as Administrative Agent and an L/C Issuer, Truist Bank, as an L/C Issuer and PNC Bank, National Association, as an L/C Issuer.
The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Revolving Credit Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Revolving Credit Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid as provided in the Agreement, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Revolving Credit Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
[Remainder of Page Intentionally Left Blank;
Signature Page(s) Follow(s).]

        Exhibit B

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

BORROWER
By:
Name:
Title:

Signature Page to
Revolving Credit Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

        Loans and Payments

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE
Financial Statement Date: __________, 20__
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Sixth Amended and Restated Credit Agreement, dated as of April 1, 2026 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Cousins Properties LP, a Delaware limited partnership (the “Borrower”), Cousins Properties Incorporated, a Georgia corporation (the “Parent”), the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Syndication Agent and an L/C Issuer, Bank of America, N.A., as Administrative Agent and an L/C Issuer, Truist Bank, as an L/C Issuer and PNC Bank, National Association, as an L/C Issuer.
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the __________ of the Parent, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Parent and the Borrower, and that:
[Use following paragraph 1 for calendar year-end financial statements]
1.    Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the calendar year of the Parent ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for calendar quarter-end financial statements]
1.    Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the calendar quarter of the Parent ended as of the above date. Such financial statements fairly present the financial condition, results of operations, shareholders’ equity and cash flows of the Parent and the Consolidated Entities, on a consolidated basis, in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
2.    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Parent and the Borrower during the accounting period covered by the attached financial statements.
3.    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the activities of the Parent and the Borrower during such calendar period and such review has been undertaken with a view to determining whether during such calendar period the Parent and the Borrower have each performed and observed all of their respective Obligations under the Loan Documents, and
[select one:]
        Exhibit C – Page 1

[to the best knowledge of the undersigned during such calendar period, the Parent and the Borrower have each performed and observed each covenant and condition of the Loan Documents applicable to it.]
-or-
[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status: __________.]
4.    The representations and warranties of the Loan Parties contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under the Agreement, are true and correct in all material respects (except, if a qualifier relating to materiality or Material Adverse Effect or a similar concept already applies, such representation or warranty shall be required to be true and correct in all respects) on and as of the date hereof, except to the extent of changes resulting from matters permitted under the Loan Documents or other changes in the ordinary course of business not having a Material Adverse Effect, and except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, (a) the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered; (b) Schedule(s) 5.06, 5.09, 5.13 and 5.17 (as applicable) of the Agreement are deemed to include any supplemental information thereto provided in any Compliance Certificate or Request for Credit Extensions delivered prior to the date hereof and the supplemental information (if any) attached hereto.
5.    The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate and such Schedule sets forth (a) a calculation of the Parent’s Consolidated Leverage Ratio as of the end of the preceding taxable year, (b) all Restricted Payments made by the Parent during the current taxable year pursuant to Section 7.06(a) of the Agreement and (c) calculations of the financial covenants set forth in Section 7.10 of the Agreement.
[Remainder of Page Intentionally Left Blank;
Signature Page(s) Follow(s).]

        Exhibit C – Page 2

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of __________, 20__.

COUSINS PROPERTIES INCORPORATED, a Georgia corporation
By:
Name:
Title:

Signature Page to
Compliance Certificate

For the Quarter/Year ended __________, 20__ (“Statement Date”)
SCHEDULE 2
to Compliance Certificate
($ in 000’s)
Section 7.06(a) - Restricted Payments
A.    Consolidated Leverage Ratio as of the end of the preceding taxable year:
i.    Total Debt    $____________
ii.    Total Assets    $____________
iii.    Consolidated Leverage Ratio (Line A.i ÷ Line A.ii)    _____ to 1.00
B.    Restricted Payments made or declared during this taxable year    $___________*
*If Line A.iii is greater than 0.60 to 1.00, then Line B may not exceed the minimum amount required for Parent to maintain REIT status and to eliminate payments of federal and state income and excise taxes.
Section 7.10(a) - Consolidated Unencumbered Interest Coverage Ratio
C.    Consolidated Unencumbered Interest Coverage Ratio as of the Statement Date:
i.    Adjusted Consolidated Unencumbered EBITDA    $_________
ii.    Interest Expense for Unsecured Debt    $_________
iii.    Consolidated Unencumbered Interest Coverage Ratio
(Line C.i ÷ Line C.ii)    _____ to 1.00
In compliance (is Line C.iii equal to or greater than 1.75 to 1.00)? (yes/no)    ____
Section 7.10(b) - Consolidated Leverage Ratio
D.    Consolidated Leverage Ratio as of the Statement Date:
i.    Total Debt    $__________
ii.    Total Assets    $__________
iii.    Consolidated Leverage Ratio (Line D.i ÷ Line D.ii)    _____ to 1.00
In compliance (is Line D.iii equal to or less than 0.60 to 1.00)? (yes/no)    ____
Section 7.10(c) - Unsecured Leverage Ratio
E.    Unsecured Leverage Ratio as of the Statement Date:
i.    Unsecured Debt of the Combined Parties    $__________
        Schedule 2 – Page 1

ii.    Total Value of Income Producing Assets and Value of Non-Income
Producing Assets that are Unencumbered Properties     $__________
iii.    Value of Liquid Assets (which items are: (A) owned entirely by Combined Parties whose Capital Stock, in each case, is at least 85% owned, directly or indirectly, by
the Parent; and (B) not encumbered other than by Permitted
Liens described in clauses (a) or (b) of the definition thereof)    $__________
iv.    Sum of Lines E.ii and E.iii    $__________
v.     The value contributed to Line E.ii which value is related to
Unencumbered Properties held by parties that are not
Consolidated Entities Wholly-Owned by the Parent ÷ Line E.iv
(expressed as a percentage)     ___%
vi.    The value contributed to Line E.iv which value is related to
Non-Income Producing Assets and Liquid Assets included
in clause (b) of the definition of “Liquid Assets” ÷ Line E.iv
(expressed as a percentage)    ___%
vii.    The value contributed to Line E.ii which value is related
to entitled Land Assets ÷ Line E.iv (expressed as a percentage)    ___%
viii.    The value contributed to Line E.iv which value is related to
Liquid Assets included in clause (b) of the definition of “Liquid Assets”
÷ Line E.iv (expressed as a percentage)    ___%
ix.    The value contributed to Line E.iv which value is related to
Liquid Assets held by parties that are Consolidated Entities that are not Wholly-Owned by the Parent but are at least 85% owned, directly or indirectly, by the Parent (up to a maximum amount of
$50,000,000 with any such excess being excluded from the
calculation of Line E.iv)     [$50,000,000]
x.    Unsecured Leverage Ratio (Line E.i ÷ Line E.iv)    _____ to 1.00
In compliance (is Line E.ix equal to or less than 0.60 to 1.00)? (yes/no)    ____
Section 7.10(d) - Secured Leverage Ratio
F.    Secured Leverage Ratio as of the Statement Date:
i.    Secured Debt    $__________
ii.    Total Assets    $__________
iii.    Secured Leverage Ratio (Line F.i ÷ Line F.ii)    _____ to 1.00
In compliance (is Line F.iii equal to or less than 0.50 to 1.00)? (yes/no)    ____
        Schedule 2 – Page 2

Section 7.10(e) - Consolidated Fixed Charge Coverage Ratio
G.    Consolidated Fixed Charge Coverage Ratio as of the Statement Date:
i.    Adjusted Consolidated EBITDA    $__________
ii.    Fixed Charges    $__________
iii.    Consolidated Fixed Charge Coverage Ratio (Line G.i ÷ Line G.ii)    _____ to 1.00
In compliance (is Line G.iii equal to or greater than 1.50 to 1.00)? (yes/no)    ____

        Schedule 2 – Page 3

EXHIBIT D
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the facility identified below (including, without limitation, Letters of Credit and Guarantees included in such facility) and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
1.    Assignor[s]:    _____________________________
2.    Assignee[s]:    _____________________________
[for each Assignee, Indicate [Affiliate][Approved Fund] of [identify Lender]]
3.    Borrower:    Cousins Properties LP
4.    Administrative Agent:    Bank of America, N.A., as the administrative agent under the Credit Agreement
5.    Credit Agreement:    The Sixth Amended and Restated Credit Agreement, dated as of April 1, 2026, among the Borrower, the Parent, the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Syndication Agent and an L/C Issuer, Bank of America, N.A., as
        Exhibit D – Page 1

Administrative Agent and an L/C Issuer, Truist Bank, as an L/C Issuer and PNC Bank, National Association, as an L/C Issuer.
6.    Assigned Interest[s]:

Facility Assigned[1]	Assignor[s][2]	Assignee[s][3]	Aggregate Amount of Commitment / Loans for all Lenders*	Amount of Commitment / Loans Assigned	Percentage Assigned of Commitment / Loans[4]	CUSIP Number
Revolving Credit Facility			$__________	$_________	_________%
[Incremental Term Facility]			$__________	$_________	_________%
			$__________	$_________	_________%

[7.    Trade Date:    __________, 20__]5
Effective Date: __________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
[Remainder of Page Intentionally Left Blank;
Signature Page(s) Follow(s).]

1 Select facility, as appropriate.
2 List each Assignor as appropriate.
3 List each Assignee, as appropriate.
4 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
5 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
        Exhibit D – Page 2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]
By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]
By:
Name:
Title:

Consented to and Accepted:
BANK OF AMERICA, N.A., as Administrative Agent [and] [as an L/C Issuer]
By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., [as an L/C Issuer]
By:
Name:
Title:
Signature Page to
Assignment and Assumption

TRUIST BANK, [as an L/C Issuer]
By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, [as an L/C Issuer]
By:
Name:
Title:

Signature Page to
Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements of an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.
        Annex 1

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

        Annex 1

EXHIBIT E-1
[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Sixth Amended and Restated Credit Agreement (as it may be amended, modified, restated or supplemented from time to time, the “Credit Agreement”), dated as of April 1, 2026, among Cousins Properties LP, a Delaware limited partnership (the “Borrower”), Cousins Properties Incorporated, a Georgia corporation (the “Parent”), the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Syndication Agent and an L/C Issuer, Bank of America, N.A., as Administrative Agent and an L/C Issuer, Truist Bank, as an L/C Issuer and PNC Bank, National Association, as an L/C Issuer.
Pursuant to the provisions of Section 3.01(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: __________, 20__

        Exhibit E-1

EXHIBIT E-2
[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Sixth Amended and Restated Credit Agreement (as it may be amended, modified, restated or supplemented from time to time, the “Credit Agreement”), dated as of April 1, 2026, among Cousins Properties LP, a Delaware limited partnership (the “Borrower”), Cousins Properties Incorporated, a Georgia corporation (the “Parent”), the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Syndication Agent and an L/C Issuer, Bank of America, N.A., as Administrative Agent and an L/C Issuer, Truist Bank, as an L/C Issuer and PNC Bank, National Association, as an L/C Issuer.
Pursuant to the provisions of Section 3.01(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: __________, 20__

        Exhibit E-2

EXHIBIT E-3
[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Sixth Amended and Restated Credit Agreement (as it may be amended, modified, restated or supplemented from time to time, the “Credit Agreement”), dated as of April 1, 2026, among Cousins Properties LP, a Delaware limited partnership (the “Borrower”), Cousins Properties Incorporated, a Georgia corporation (the “Parent”), the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Syndication Agent and an L/C Issuer, Bank of America, N.A., as Administrative Agent and an L/C Issuer, Truist Bank, as an L/C Issuer and PNC Bank, National Association, as an L/C Issuer.
Pursuant to the provisions of Section 3.01(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: __________, 20__

        Exhibit E-3

EXHIBIT E-4
[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Sixth Amended and Restated Credit Agreement (as it may be amended, modified, restated or supplemented from time to time, the “Credit Agreement”), dated as of April 1, 2026, among Cousins Properties LP, a Delaware limited partnership (the “Borrower”), Cousins Properties Incorporated, a Georgia corporation (the “Parent”), the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Syndication Agent and an L/C Issuer, Bank of America, N.A., as Administrative Agent and an L/C Issuer, Truist Bank, as an L/C Issuer and PNC Bank, National Association, as an L/C Issuer.
Pursuant to the provisions of Section 3.01(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:

Date: __________, 20__
        Exhibit E-4

        Exhibit E-4

EXHIBIT F
FORM OF TERM LOAN NOTICE
Date: __________, 20__
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is hereby made to the Sixth Amended and Restated Credit Agreement (as it may be amended, modified, restated or supplemented from time to time, the “Credit Agreement”), dated as of April 1, 2026, among Cousins Properties LP, a Delaware limited partnership (the “Borrower”), Cousins Properties Incorporated, a Georgia corporation (the “Parent”), the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Syndication Agent and an L/C Issuer, Bank of America, N.A., as Administrative Agent and an L/C Issuer, Truist Bank, as an L/C Issuer and PNC Bank, National Association, as an L/C Issuer.
The undersigned hereby requests (select one):
☐A Borrowing of Term Loans     ☐ A conversion or continuation of Term Loans
1.    On __________, 20__ (a Business Day).
2.    In the amount of $__________, 20__.
3.    Comprised of __________________________________.
[Type of Term Loan requested]
4.    For Term SOFR Rate Loans: with an Interest Period of _______ months.
The supplemental information (if any) attached hereto is hereby added to Schedule(s) 5.06, 5.09 and 5.17 (as applicable) of the Agreement.

BORROWER
By:
Name:
Title:

        Exhibit F